Exhibit 1.1

UNDERWRITING AGREEMENT

Among

MBC FUNDING II CORP.,

MANHATTAN BRIDGE CAPITAL, INC.

and

AEGIS CAPITAL CORP.,

as Representative of the Several Underwriters

Mbc funding ii corp.

MANHATTAN BRIDGE CAPITAL, INC.

UNDERWRITING AGREEMENT

New York, New York

[  ●  ], 2016

Aegis Capital Corp.

As Representative of the several Underwriters named on Schedule 1 attached hereto

810 Seventh Avenue, 18th Floor

New York, New York 10019

Ladies and Gentlemen:

The undersigned, Manhattan Bridge Capital, Inc., a corporation formed under the laws of the State of New York (“MBC”) and MBC Funding II Corp. (the “Company”), a wholly-owned subsidiary of MBC, hereby confirms their agreement (this “Agreement”) with Aegis Capital Corp. (hereinafter referred to as “you” (including its correlatives) or the “Representative”) and with the other underwriters named on Schedule 1 hereto for which the Representative is acting as representative (the Representative and such other underwriters being collectively called the “Underwriters” or, individually, an “Underwriter”) as follows:

1.     Purchase and Sale of Notes.

1.1      Firm Notes.

1.1.1     Nature and Purchase of Firm Notes.

(i)          On the basis of the representations and warranties herein contained, but subject to the terms and conditions herein set forth, the Company agrees to issue and sell to the several Underwriters, an aggregate of $[  ●  ] principal amount of [  ●  ]%, Senior Secured Notes due [  ●  ], 2026 (the “Firm Notes”).

(ii)         The Underwriters, severally and not jointly, agree to purchase from the Company the principal amount of Firm Notes set forth opposite their respective names on Schedule 1 attached hereto and made a part hereof at a purchase price of $[  ●  ] per Firm Note. The Firm Notes are to be offered initially to the public at the offering price set forth on the cover page of the Prospectus (as defined in Section 2.1.1 hereof).

1.1.2     Firm Notes Payment and Delivery.

(i)          Delivery and payment for the Firm Notes shall be made at 10:00 a.m., Eastern time, on the third (3rd) Business Day following the effective date (the “Effective Date”) of the Registration Statement (as defined in Section 2.1.1 below) (or the fourth (4th) Business Day following the Effective Date if the Registration Statement is declared effective after 4:01 p.m., Eastern time) [confirm T+3 or T+5] or at such earlier time as shall be agreed upon by the Representative and the Company, at the offices of Blank Rome LLP, 405 Lexington Avenue, New York, NY 10174 (“Representative Counsel”), or at such other place (or remotely by facsimile or other electronic transmission) as shall be agreed upon by the Representative and the Company. The hour and date of delivery and payment for the Firm Notes is called the “Closing Date.”

(ii)         Payment for the Firm Notes shall be made on the Closing Date by wire transfer in Federal (same day) funds, payable to the order of the Company upon delivery of the global certificates (in form and substance satisfactory to the Underwriters) representing the Firm Notes (or through the facilities of the Depository Trust Company (“DTC”)) for the account of the Underwriters. The Firm Notes shall be delivered in the form of one or more global certificates in definitive form deposited with the Trustee as custodian for DTC and registered in the name of CEDE & Co., as nominee for DTC. The Company shall not be obligated to sell or deliver the Firm Notes except upon tender of payment by the Representative for all of the Firm Notes. The term “Business Day” means any day other than a Saturday, a Sunday or a legal holiday or a day on which banking institutions are authorized or obligated by law to close in New York, New York.

1.2      Over-allotment Option.

1.2.1      Additional Notes. The Company hereby grants to the Underwriters an option (the “Over-allotment Option”) to purchase up to an additional $[  ●  ] principal amount of Notes, representing up to 15% of the stated principal amount of Firm Notes sold in the Offering (the “Additional Notes”), for the purpose of covering over-allotment of such securities, if any. The Firm Notes and the Additional Notes are hereinafter referred to together as the “Notes”. The offering and sale of the Notes is herein referred to as the “Offering”.

1.2.2      Exercise of Option. The Over-allotment Option granted pursuant to Section 1.2.1 hereof may be exercised by the Representative as to all (at any time) or any part (from time to time) of the Additional Notes within 45 days after the Effective Date. The purchase price to be paid per Additional Note shall be equal to the price per Firm Note set forth in Section 1.1.1 hereof. The Representative shall not be under any obligation to purchase any Additional Notes prior to the exercise of the Over-allotment Option. The Over-allotment Option granted hereby may be exercised by the giving of oral notice to the Company from the Representative, which shall be confirmed in writing by overnight mail or facsimile or other electronic transmission, setting forth the principal amount of Additional Notes to be purchased and the date and time for delivery of and payment for the Additional Notes (the “Option Closing Date”), which shall not be later than five (5) full Business Days after the date of the notice or such other time as shall be agreed upon by the Company and the Representative, at the offices of Representative Counsel or at such other place (including remotely by facsimile or other electronic transmission) as shall be agreed upon by the Company and the Representative. If such delivery and payment for the Additional Notes does not occur on the Closing Date, the Option Closing Date will be as set forth in the notice. Upon exercise of the Over-allotment Option with respect to all or any portion of the Additional Notes, subject to the terms and conditions set forth herein, the Company shall become obligated to sell to the Representative the number of Additional Notes specified in such notice.

1.2.3      Payment and Delivery. Payment for the Additional Notes shall be made on the Option Closing Date by wire transfer in Federal (same day) funds, payable to the order of the Company upon delivery to you of one or more global certificates in definitive form deposited with the Trustee as custodian for DTC and registered in the name of CEDE & Co., as nominee for DTC (in form and substance satisfactory to the Representative) representing the Additional Notes. The Company shall not be obligated to sell or deliver the Additional Notes except upon tender of payment by the Representative for applicable Additional Notes. The Option Closing Date may be simultaneous with, but not earlier than, the Closing Date; and in the event that such time and date are simultaneous with the Closing Date, the term “ Closing Date ” shall refer to the time and date of delivery of the Firm Notes and Additional Notes.

1.3      The Notes.

The Notes will be issued pursuant to an indenture (the “Indenture”) to be dated as [  ●  ], 2016 between the Company, MBC and Computershare Trust Company, N.A., as trustee (the “Trustee”) and Goldenthal & Suss CPA’s and Consultants P.C., as collateral agent (the “Collateral Agent”) and will be secured by all of the assets of the Company, including the Mortgage Loans (as hereinafter defined). The Company’s obligations under the Notes will be unconditionally guaranteed by MBC pursuant to a Guaranty dated [  ●  ], 2016 (the “Guaranty”), which Guaranty will be secured by a pledge by MBC of 100% of the Company’s equity securities. The Notes will be subject to the terms of the Intercreditor Agreement (the “Intercreditor Agreement”) to be dated as of [   ●   ], 2016 by and among the Company, MBC, Webster Business Credit Corporation (“Webster”) and the Trustee and the Collateral Agent. The Notes shall be issued directly by the Company and shall have the rights and privileges described in the Registration Statement, the Pricing Disclosure Package and the Prospectus referred to below.

2.     Representations and Warranties of MBC and the Company. Each of MBC and the Company jointly and severally represents and warrants to the Underwriters as of the Applicable Time (as defined below), as of the Closing Date and as of the Option Closing Date, if any, as follows:

2.1      Filing of Registration Statement.

2.1.1     Pursuant to the Securities Act. MBC and the Company have filed with the U.S. Securities and Exchange Commission (the “Commission”) a registration statement, and an amendment or amendments thereto, on Form S-11 (File No. 333-208894), including any related prospectus or prospectuses, for the registration of the Notes under the Securities Act of 1933, as amended (the “Securities Act”), which registration statement and amendment or amendments have been prepared by MBC and the Company in all material respects in conformity with the requirements of the Securities Act and the rules and regulations of the Commission under the Securities Act (the “Securities Act Regulations”) and will contain all material statements that are required to be stated therein in accordance with the Securities Act and the Securities Act Regulations. Except as the context may otherwise require, such registration statement, as amended, on file with the Commission at the time the registration statement became effective (including the Preliminary Prospectus included in the registration statement, financial statements, schedules, exhibits and all other documents filed as a part thereof or incorporated therein and all information deemed to be a part thereof as of the Effective Date pursuant to paragraph (b) of Rule 430A of the Securities Act Regulations (the “Rule 430A Information”)), is referred to herein as the “Registration Statement.” If MBC or the Company files any registration statement pursuant to Rule 462(b) of the Securities Act Regulations, then after such filing, the term “Registration Statement” shall include such registration statement filed pursuant to Rule 462(b). The Registration Statement has been declared effective by the Commission on the date hereof.

Each prospectus used prior to the effectiveness of the Registration Statement, and each prospectus that omitted the Rule 430A Information that was used after such effectiveness and prior to the execution and delivery of this Agreement, is herein called a “Preliminary Prospectus.” The Preliminary Prospectus, subject to completion, dated [  ●  ], 2016, that was included in the Registration Statement immediately prior to the Applicable Time is hereinafter called the “Pricing Prospectus.” The final prospectus in the form first furnished to the Underwriters for use in the Offering is hereinafter called the “Prospectus.” Any reference to the “most recent Preliminary Prospectus” shall be deemed to refer to the latest Preliminary Prospectus included in the Registration Statement.

“Applicable Time” means [  ●  ] [ ● ]., Eastern time, on the date of this Agreement.

“Issuer Free Writing Prospectus” means any “issuer free writing prospectus,” as defined in Rule 433 of the Securities Act Regulations (“Rule 433”), including without limitation any “free writing prospectus” (as defined in Rule 405 of the Securities Act Regulations) relating to the Notes that is (i) required to be filed with the Commission by MBC or the Company, (ii) a “road show that is a written communication” within the meaning of Rule 433(d)(8)(i), whether or not required to be filed with the Commission, or (iii) exempt from filing with the Commission pursuant to Rule 433(d)(5)(i) because it contains a description of the Notes or of the Offering that does not reflect the final terms, in each case in the form filed or required to be filed with the Commission or, if not required to be filed, in the form retained in MBC’s and the Company’s records pursuant to Rule 433(g).

“Issuer General Use Free Writing Prospectus” means any Issuer Free Writing Prospectus that is intended for general distribution to prospective investors (other than a “bona fide electronic road show,” as defined in Rule 433 (the “Bona Fide Electronic Road Show”)), as evidenced by its being specified in Schedule 2-B hereto.

“Issuer Limited Use Free Writing Prospectus” means any Issuer Free Writing Prospectus that is not an Issuer General Use Free Writing Prospectus.

“Pricing Disclosure Package” means any Issuer General Use Free Writing Prospectus issued at or prior to the Applicable Time, the Pricing Prospectus and the information included on Schedule 2-A hereto, all considered together.

2.1.2     Pursuant to the Exchange Act. The Notes are registered pursuant to Section 12(b) under the Securities Exchange Act of 1934, as amended (the “Exchange Act”). Neither MBC nor the Company has taken any action designed to, or likely to have the effect of, terminating the registration of the Notes under the Exchange Act, nor has MBC or the Company received any notification that the Commission is contemplating terminating such registration.

2.2      Exchange Listing. The Notes have been approved for listing on the NYSE MKT.

2.3      No Stop Orders, etc. Neither the Commission nor, to MBC’s or the Company’s knowledge, any state regulatory authority has issued any order preventing or suspending the use of the Registration Statement, any Preliminary Prospectus or the Prospectus or has instituted or, to MBC’s or the Company’s knowledge, threatened to institute, any proceedings with respect to such an order. Each of MBC and the Company has complied with each request (if any) from the Commission for additional information.

2.4      Disclosures in Registration Statement.

2.4.1     Compliance with Securities Act and 10b-5 Representation.

(i)          Each of MBC and the Company met the requirements for the use of Form S-11 under the Securities Act at the time the Registration Statement was filed. Each of the Registration Statement and any post-effective amendment thereto, at the time it became effective, complied in all material respects with the requirements of the Securities Act and the Securities Act Regulations. Each Preliminary Prospectus, including the prospectus filed as part of the Registration Statement as originally filed or as part of any amendment or supplement thereto, and the Prospectus, at the time each was filed with the Commission, complied in all material respects with the requirements of the Securities Act and the Securities Act Regulations. Each Preliminary Prospectus delivered to the Underwriters for use in connection with this Offering and the Prospectus was or will be identical to the electronically transmitted copies thereof filed with the Commission pursuant to EDGAR, except to the extent permitted by Regulation S-T.

(ii)         Neither the Registration Statement nor any amendment thereto, at its effective time, as of the Applicable Time, at the Closing Date or at any Option Closing Date (if any), contained, contains or will contain an untrue statement of a material fact or omitted, omits or will omit to state a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided, however, that this representation and warranty shall not apply to statements made or statements omitted in reliance upon and in conformity with written information furnished to MBC or the Company with respect to the Underwriters by the Representatives expressly for use in the Registration Statement, the Pricing Prospectus or the Prospectus or any amendment thereof or supplement thereto.  The parties acknowledge and agree that such information provided by or on behalf of any Underwriter consists solely of the following disclosure: the names of the Underwriters contained on the cover page of the Pricing Prospectus and Prospectus and the following disclosure contained in the “Underwriting” section of the Prospectus: the table of Underwriters under the first paragraph, the concession figure appearing in the seventh paragraph, the information contained under the sub-heading “Electronic Offer, Sale and Distribution of Securities,” the information contained under the sub-heading “Stabilization,” and the information contained under the sub-heading “Passive market making” (collectively, the “Underwriters’ Information”).

(iii)        The Pricing Disclosure Package, as of the Applicable Time, as of the date of this Agreement, at the Closing Date or at any Option Closing Date (if any), did not, does not and will not include an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided, however, that this representation and warranty shall not apply to the Underwriters’ Information; and each Issuer Limited Use Free Writing Prospectus hereto does not conflict with the information contained in the Registration Statement, the Preliminary Prospectus, the Pricing Prospectus or the Prospectus, and each such Issuer Limited Use Free Writing Prospectus, as supplemented by and taken together with the Pricing Prospectus as of the Applicable Time, did not include an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided, however, that this representation and warranty shall not apply to the Underwriters’ Information; and

(iv)        Neither the Prospectus nor any amendment or supplement thereto (including any prospectus wrapper), as of its issue date, at the time of any filing with the Commission pursuant to Rule 424(b), at the Closing Date or at any Option Closing Date, included, includes or will include an untrue statement of a material fact or omitted, omits or will omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided, however, that this representation and warranty shall not apply to the Underwriters’ Information.

2.4.2      Disclosure of Agreements. The agreements and documents described in the Registration Statement, the Pricing Disclosure Package and the Prospectus conform in all material respects to the descriptions thereof contained therein and there are no agreements or other documents required by the Securities Act and the Securities Act Regulations to be described in the Registration Statement, the Pricing Disclosure Package and the Prospectus or to be filed with the Commission as exhibits to the Registration Statement, that have not been so described or filed. Each agreement or other instrument (however characterized or described) to which MBC, the Company or any Subsidiary (as defined below) is a party or by which it is or may be bound or affected and (i) that is referred to in the Registration Statement, the Pricing Disclosure Package and the Prospectus, or (ii) is material to MBC’s business or the Company’s business, has been duly authorized and validly executed by MBC or the Company, as the case may be, is in full force and effect in all material respects and is enforceable against MBC or the Company, as the case may be, and, to MBC’s and the Company’s knowledge, the other parties thereto, in accordance with its terms, except (x) as such enforceability may be limited by bankruptcy, insolvency, reorganization or similar laws affecting creditors’ rights generally, (y) as enforceability of any indemnification or contribution provision may be limited under the federal and state securities laws, and (z) that the remedy of specific performance and injunctive and other forms of equitable relief may be subject to the equitable defenses and to the discretion of the court before which any proceeding therefor may be brought. None of such agreements or instruments has been assigned by MBC or the Company, and none of MBC, the Company or, to MBC’s or the Company’s knowledge, any other party is in default thereunder and, to the Company’s knowledge, no event has occurred that, with the lapse of time or the giving of notice, or both, would constitute a default thereunder. To the best of MBC’s and the Company’s knowledge, performance by MBC or the Company, as the case may be, of the material provisions of such agreements or instruments will not result in a violation of any existing applicable law, rule, regulation, judgment, order or decree of any governmental or regulatory agency, body or court, domestic or foreign, having jurisdiction over the Company or MBC or any of its respective assets or businesses (each, a “Governmental Entity”), including, without limitation, those relating to environmental laws and regulations.

2.4.3      Prior Securities Transactions. Since January 1, 2013, no securities of MBC or the Company have been sold by MBC or the Company or by or on behalf of, or for the benefit of, any person or persons controlling, controlled by or under common control with MBC or the Company, except as disclosed in the Registration Statement, the Pricing Disclosure Package and the Preliminary Prospectus.

2.4.4      Regulations. The disclosures in the Registration Statement, the Pricing Disclosure Package and the Prospectus concerning the effects of federal, state, local and all foreign laws, rules and regulations relating to MBC’s and the Company’s business as currently conducted or contemplated are correct and complete in all material respects and no other such laws, rules or regulations are required to be disclosed in the Registration Statement, the Pricing Disclosure Package and the Prospectus which are not so disclosed.

2.4.5      No Other Distribution of Offering Materials. Each of MBC and the Company has not, directly or indirectly, distributed and will not distribute any offering material in connection with the Offering other than any Preliminary Prospectus, the Prospectus and other materials, if any, permitted under the Securities Act and consistent with Section 3.2 below. Neither MBC nor the Company is an “ineligible issuer” in connection with the Offering pursuant to Rules 164, 405 and 433 under the Securities Act. MBC and the Company will file with the Commission all Issuer Free Writing Prospectuses (other than a “road show” as defined in Rule 433(d) of the Securities Act Regulations, if any) in the time and manner required under Rule 433(d) of the Securities Act Regulations.

2.5      Changes After Dates in Registration Statement.

2.5.1      No Material Adverse Change. Since the respective dates as of which information is given in the Registration Statement, the Pricing Disclosure Package and the Prospectus, except as otherwise specifically stated therein: (i) there has been no material adverse change in the financial position or results of operations of MBC or the Company and the Subsidiaries, nor any change or development that, singularly or in the aggregate, would involve a material adverse change or a prospective material adverse change, in or affecting the condition (financial or otherwise), results of operations, business, assets, properties or prospects of (a) the Company (a “Company Material Adverse Change”) or (b) MBC and the Subsidiaries taken as a whole (an “MBC Material Adverse Change”); (ii) there have been no material transactions entered into by MBC, the Company or any Subsidiary, other than as contemplated pursuant to this Agreement; and (iii) no officer or director of MBC, the Company or any Subsidiary has resigned from any position with MBC, the Company or such Subsidiary.

2.5.2      Recent Securities Transactions, etc. Subsequent to the respective dates as of which information is given in the Registration Statement, the Pricing Disclosure Package and the Prospectus, and except as may otherwise be indicated or contemplated herein or disclosed in the Registration Statement, the Pricing Disclosure Package and the Prospectus, neither MBC nor the Company has: (i) issued any securities or incurred any liability or obligation, direct or contingent, for borrowed money; or (ii) declared or paid any dividend or made any other distribution on or in respect to its capital stock.

2.6      Disclosures in Commission Filings. Since January 1, 2013, (i) none of the Company’s filings with the Commission contained any untrue statement of a material fact or omitted to state any material fact necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading; and (ii) the Company has made all filings with the Commission required under the Exchange Act and the rules and regulations of the Commission promulgated thereunder (the “Exchange Act Regulations”).

2.7      Independent Accountants. To the knowledge of MBC and the Company, Hoberman, Goldstein & Lesser, CPA’s, P.C. (the “Auditor”), whose report is filed with the Commission as part of the Registration Statement, the Pricing Disclosure Package and the Prospectus is an independent registered public accounting firm as required by the Securities Act and the Securities Act Regulations and the Public Company Accounting Oversight Board. The Auditor has not, during the periods covered by the financial statements included in the Registration Statement, the Pricing Disclosure Package and the Prospectus, provided to MBC any non-audit services, as such term is used in Section 10A(g) of the Exchange Act.

2.8      Financial Statements, etc. The financial statements, including the notes thereto and supporting schedules included in the Registration Statement, the Pricing Disclosure Package and the Prospectus, fairly present the financial position and the results of operations of MBC and its subsidiaries on a consolidated basis at the dates and for the periods to which they apply; and such financial statements have been prepared in conformity with U.S. generally accepted accounting principles (“GAAP”), consistently applied throughout the periods involved (provided that unaudited interim financial statements are subject to year-end audit adjustments that are not expected to be material in the aggregate and do not contain all footnotes required by GAAP); and the supporting schedules included in the Registration Statement, the Pricing Disclosure Package and the Prospectus present fairly the information required to be stated therein. Except as included therein, no historical or pro forma financial statements are required to be included in the Registration Statement, the Pricing Disclosure Package or the Prospectus under the Securities Act or the Securities Act Regulations. The as adjusted financial information and the related notes, if any, included in the Registration Statement, the Pricing Disclosure Package and the Prospectus have been properly compiled and prepared in accordance with the applicable requirements of the Securities Act and the Securities Act Regulations and present fairly the information shown therein, and the assumptions used in the preparation thereof are reasonable and the adjustments used therein are appropriate to give effect to the transactions and circumstances referred to therein. All disclosures contained in the Registration Statement, the Pricing Disclosure Package or the Prospectus regarding “non-GAAP financial measures” (as such term is defined by the rules and regulations of the Commission), if any, comply with Regulation G of the Exchange Act and Item 10 of Regulation S-K of the Securities Act, to the extent applicable. Each of the Registration Statement, the Pricing Disclosure Package and the Prospectus discloses all material off-balance sheet transactions, arrangements, obligations (including contingent obligations), and other relationships of MBC and the Company with unconsolidated entities or other persons that may have a material current or future effect on MBC or the Company’s financial condition, changes in financial condition, results of operations, liquidity, capital expenditures, capital resources, or significant components of revenues or expenses. Except as disclosed in the Registration Statement, the Pricing Disclosure Package and the Prospectus, (a) neither MBC nor the Company has incurred any material liabilities or obligations, direct or contingent, or entered into any material transactions other than in the ordinary course of business, (b) neither MBC nor the Company has declared or paid any dividends or made any distribution of any kind with respect to its capital stock, (c) there has not been any change in the capital stock of MBC or the Company, (d) other than in the ordinary course of business and consistent with MBC’s prior policies, made any grants under any stock compensation plan, and (e) there has not been any material adverse change in MBC’s or the Company’s long-term or short-term debt.

2.9      Authorized Capital; Options, etc. The Company had, at the date or dates indicated in the Registration Statement, the Pricing Disclosure Package and the Prospectus, the duly authorized, issued and outstanding capitalization as set forth therein. Based on the assumptions stated in the Registration Statement, the Pricing Disclosure Package and the Prospectus, the Company will have on the Closing Date the adjusted stock capitalization set forth therein. Except as set forth in, or contemplated by, the Registration Statement, the Pricing Disclosure Package and the Prospectus, on the Effective Date, as of the Applicable Time and on the Closing Date and any Option Closing Date, there will be no stock options, warrants, or other rights to purchase or otherwise acquire any authorized but unissued the common shares, par value $0.001 per share of the Company (the “Company Common Shares”), or any security convertible or exercisable into Common Shares, or any contracts or commitments to issue or sell Common Shares or any such options, warrants, rights or convertible securities.

2.10    Valid Issuance of Securities, etc.

2.10.1    Outstanding Securities. All issued and outstanding securities of MBC and the Company issued prior to the transactions contemplated by this Agreement have been duly authorized and validly issued and are fully paid and non-assessable; the holders thereof have no contractual rights of rescission or the ability to force MBC or the Company, as the case maybe, to repurchase such securities with respect thereto, and are not subject to personal liability by reason of being such holders; and none of such securities were issued in violation of the preemptive rights, rights of first refusal or rights of participation of any holders of any security of the Company or similar contractual rights granted by MBC or the Company. The authorized common shares, par value $0.001 per share of MBC (the “MBC Common Shares”) and the Common Shares conform in all material respects to all statements relating thereto contained in the Registration Statement, the Pricing Disclosure Package and the Prospectus. The offers and sales of the outstanding MBC Common Shares and Company Common Shares, options, warrants and other rights to purchase or exchange such securities for Common Shares were at all relevant times either registered under the Securities Act and the applicable state securities or “blue sky” laws or exempt from such registration requirements. The description of MBC’s and the Company’s stock option, stock bonus and other stock plans or arrangements, and the options or other rights granted thereunder, as described in the Registration Statement, Pricing Disclosure Package and the Prospectus, accurately and fairly present, in all material respects, the information required to be shown with respect to such plans, arrangements, options and rights.

2.10.2    Securities Sold Pursuant to this Agreement. The Notes have been duly authorized for issuance and sale and, when executed and authenticated, issued and delivered as provided in the Indenture and paid for, will be validly issued and outstanding and will constitute the valid and legally binding obligations of the Company, enforceable against the Company in accordance with their terms and will be entitled to the benefits of the Indenture.

2.11    Registration Rights of Third Parties. Except as set forth in the Registration Statement, the Pricing Disclosure Package and the Prospectus, no holders of any securities of MBC or the Company or any options, warrants, rights or other securities exercisable for or convertible or exchangeable into securities of MBC or the Company have the right to require MBC or the Company to register any such securities of the Company under the Securities Act or to include any such securities in the Registration Statement or any other registration statement to be filed by MBC or the Company.

2.12    Validity and Binding Effect of Agreements.

2.12.1    Company Agreements. The execution, delivery and performance of this Agreement, the Indenture, the Intercreditor Agreement and the Transfer Agreements (as defined below) by the Company have been duly and validly authorized by the Company, and, when executed and delivered, will constitute, the valid and binding agreements of the Company, enforceable against the Company in accordance with their respective terms, except: (i) as such enforceability may be limited by bankruptcy, insolvency, reorganization or similar laws affecting creditors’ rights generally; (ii) as enforceability of any indemnification or contribution provision may be limited under the federal and state securities laws; and (iii) that the remedy of specific performance and injunctive and other forms of equitable relief may be subject to the equitable defenses and to the discretion of the court before which any proceeding therefor may be brought.

2.12.2    MBC Agreements. The execution, delivery and performance of this Agreement the Indenture, the Guaranty, the Intercreditor Agreement and the Transfer Agreements have been duly and validly authorized by MBC, and when executed and delivered, will constitute the valid and binding agreements of MBC, enforceable against MBC. in accordance with their respective terms, except: (i) as such enforceability may be limited by bankruptcy, insolvency, reorganization or similar laws affecting creditors’ rights generally; (ii) as enforceability of any indemnification or contribution provision may be limited under the federal and state securities laws; and (iii) that the remedy of specific performance and injunctive and other forms of equitable relief may be subject to the equitable defenses and to the discretion of the court before which any proceeding therefor may be brought.

2.12.3    No Control. The Collateral Agent is not so closely connected to or controlled by the Company, MBC or any of their respective officers, directors or affiliates such that possession of the original mortgage notes and mortgages could adversely affect the perfection of the Collateral Agent’s security interests granted pursuant to the Indenture. Upon delivery of each original Mortgage Note and Mortgage securing such mortgage note to the Collateral Agent, the Collateral Agent shall have a valid and enforceable perfected security interest in the related Mortgage Loan and such mortgage note and mortgage.

2.13    No Conflicts, etc. The execution, delivery and performance by the Company of this Agreement, the Indenture, the Intercreditor Agreement and the Transfer Agreements and all ancillary documents, the execution, delivery and performance by MBC of this Agreement, the Indenture, the Guaranty, the Intercreditor Agreement, the amendment to the Credit and Security Agreement dated as of February 27, 2015 by and among MBC and Webster (the “Webster Amendment”), and the Transfer Agreements, the consummation by the Company and MBC of the transactions herein and therein contemplated and the compliance by the Company and MBC with the terms hereof and thereof do not and will not, with or without the giving of notice or the lapse of time or both: (i) result in a material breach of, or conflict with any of the terms and provisions of, or constitute a material default under, or result in the creation, modification, termination or imposition of any lien, charge or encumbrance upon any property or assets of the Company, MBC or any Subsidiary pursuant to the terms of any indenture, mortgage, deed of trust, loan agreement or any other agreement or instrument to which the Company, MBC or any Subsidiary is a party or as to which any property of the Company, MBC or any Subsidiary is a party; (ii) result in any violation of the provisions of the Company’s Certificate of Incorporation (as the same have been amended or restated from time to time, the “Charter”) or the by-laws of the Company or any Subsidiary (as the same may be amended or restated from time to time); or (iii) violate any existing applicable law, rule, regulation, judgment, order or decree of any Governmental Entity as of the date hereof, except such as would not result in a Company Material Adverse Change or MBC Material Adverse Change.

2.14    No Defaults; Violations. No material default exists in the due performance and observance of any term, covenant or condition of any material license, contract, indenture, mortgage, deed of trust, note, loan or credit agreement, or any other agreement or instrument evidencing an obligation for borrowed money, or any other material agreement or instrument to which the Company, MBC or any Subsidiary is a party or by which the Company, MBC or any Subsidiary may be bound or to which any of the properties or assets of the Company or any Subsidiary is subject. None of the Company, MBC or any Subsidiary is (i) in violation of any term or provision of its Charter or by-laws, or (ii) in violation of any franchise, license, permit, applicable law, rule, regulation, judgment or decree of any Governmental Entity, except in the case of clause (ii), such as would not result in a Company Material Adverse Change or MBC Material Adverse Change.

2.15    Corporate Power; Licenses; Consents.

2.15.1    Conduct of Business. Except as described in the Registration Statement, the Pricing Disclosure Package and the Prospectus or where the failure to do so would not result in a Company Material Adverse Change or MBC Material Adverse Change, each of the Company and MBC has all requisite corporate power and authority, and has all necessary consents, authorizations, approvals, orders, licenses, certificates, qualifications, registrations and permits (collectively, the “Authorizations”) of and from all Governmental Entities that it needs to conduct its respective business as described in the Registration Statement, the Pricing Disclosure Package and the Prospectus.

2.15.2    Transactions Contemplated Herein. Each of the Company and MBC has all corporate power and authority to enter into this Agreement, the Indenture, the Intercreditor Agreement, the Transfer Agreements, and, solely in the case of MBC, the Guaranty and the Webster Amendment, and to carry out the provisions and conditions hereof, and all Authorizations required in connection therewith have been obtained. No Authorization of, and no filing with, Governmental Entity is required for the valid issuance, sale and delivery of the Notes and the consummation of the transactions and agreements contemplated by this Agreement the Indenture, the Intercreditor Agreement, the Transfer Agreements and, solely in the case of MBC, the Guaranty and the Webster Amendment, and as contemplated by the Registration Statement, the Pricing Disclosure Package and the Prospectus, except with respect to applicable state securities laws and the rules and regulations of the Financial Industry Regulatory Authority, Inc. (“FINRA”).

2.16    D&O Questionnaires. To the Company’s and MBC’s knowledge, all information contained in the questionnaires (the “Questionnaires”) completed by each of the Company’s and MBC’s directors, officers and principal shareholders immediately prior to the Offering (the “Insiders”) as supplemented by all information concerning the Company’s and MBC’s directors, officers and principal shareholders as described in the Registration Statement, the Pricing Disclosure Package and the Prospectus, as well as in the Lock-Up Agreement (as defined in Section 2.26 below), provided to the Underwriters is true and correct in all material respects and neither the Company nor MBC has become aware of any information which would cause the information disclosed in the Questionnaires to become inaccurate and incorrect in any material respect.

2.17    Litigation; Governmental Proceedings. There is no action, suit, proceeding, inquiry, arbitration, investigation, litigation or governmental proceeding pending or, to the Company’s or MBC’s knowledge, threatened against, or involving the Company, MBC or any Subsidiary or, to the Company’s or MBC’s knowledge, any executive officer or director of the Company, MBC or any Subsidiary which has not been disclosed in the Registration Statement, the Pricing Disclosure Package and the Prospectus or in connection with the Company’s listing application for the listing of the Notes on the NYSE MKT which is required to be disclosed.

2.18    Good Standing. Each of the Company, MBC and each Subsidiary has been duly organized and is validly existing as a corporation and is in good standing under the laws of its jurisdiction of incorporation, and is duly qualified to do business and is in good standing in each other jurisdiction in which its ownership or lease of property or the conduct of business requires such qualification, except where the failure to qualify, singularly or in the aggregate, would not have or reasonably be expected to result in a Company Material Adverse Change or an MBC Material Adverse Change.

2.19    Insurance. Each of the Company, MBC and each Subsidiary carries or is entitled to the benefits of insurance (including, without limitation, as to directors and officers insurance coverage), with reputable insurers, in such amounts and covering such risks which each of the Company and MBC believes are adequate, and all such insurance is in full force and effect. The Company, MBC and the Subsidiaries expect to be able (i) to renew their existing insurance coverage as and when such policies expire or (ii) to obtain comparable coverage from similar institutions as may be necessary or appropriate to conduct their business as now conducted and at a cost that would not result in a Company Material Adverse Change or an MBC Material Adverse Change.

2.20    Transactions Affecting Disclosure to FINRA.

2.20.1    Finder’s Fees. Except as described in the Registration Statement, the Pricing Disclosure Package and the Prospectus, there are no claims, payments, arrangements, agreements or understandings relating to the payment of a finder’s, consulting or origination fee by the Company, MBC, any Subsidiary or any Insider with respect to the sale of the Notes hereunder or any other arrangements, agreements or understandings of the Company or MBC or, to the Company’s or MBC’s knowledge, any of its shareholders that may affect the Underwriters’ compensation, as determined by FINRA.

2.20.2    Payments Within Twelve (12) Months. Except as described in the Registration Statement, the Pricing Disclosure Package and the Prospectus and except with respect to payments to the Representative for serving as representative of MBC’s public offering in May 2015, neither the Company nor MBC has made any direct or indirect payments (in cash, securities or otherwise) to: (i) any person, as a finder’s fee, consulting fee or otherwise, in consideration of such person raising capital for the Company or MBC or introducing to the Company or MBC persons who raised or provided capital to the Company or MBC; (ii) any FINRA member; or (iii)  any person or entity that has any direct or indirect affiliation or association with any FINRA member, within the twelve (12) months prior to the initial filing of the Registration Statement, other than the payment to the Underwriters as provided hereunder in connection with the Offering.

2.20.3    Use of Proceeds. None of the net proceeds of the Offering will be paid by the Company or MBC to any participating FINRA member or its affiliates, except as specifically authorized herein.

2.20.4    FINRA Affiliation. There is no (i) officer or director of the Company or MBC, (ii) beneficial owner of 5% or more of any class of the Company’s or MBC’s securities or (iii) except as disclosed to Representative or Representative Counsel in writing, beneficial owner of the Company’s or MBC’s unregistered equity securities which were acquired during the 180-day period immediately preceding the filing of the Registration Statement that is an affiliate or associated person of a FINRA member participating in the Offering (as determined in accordance with the rules and regulations of FINRA). None the Company or any of their respective affiliates (within the meaning of FINRA’s Conduct Rule 5121(f)(i)) directly or indirectly controls, is controlled by, or is under common control with, or is an associated person (with the meaning of Article 1, Section 1(ee) of the By-Laws of FINRA) or, any member of FINRA.

2.20.5    Information. All information provided by the Company and MBC in its FINRA questionnaire to Representative Counsel specifically for use by Representative Counsel in connection with its Public Offering System filings (and related disclosure) with FINRA is true, correct and complete in all material respects.

2.21    Foreign Corrupt Practices Act. None of the Company, MBC, any Subsidiary or, to the Company’s and MBC’s knowledge, any director, officer, agent, employee or affiliate of the Company or any Subsidiary nor any other person acting on behalf of the Company, MBC or any Subsidiary, has, directly or indirectly, given or agreed to give any money, gift or similar benefit (other than legal price concessions to customers in the ordinary course of business) to any customer, supplier, employee or agent of a customer or supplier, or official or employee of any governmental agency or instrumentality of any government (domestic or foreign) or any political party or candidate for office (domestic or foreign) or other person who was, is, or may be in a position to help or hinder the business of the Company, MBC or any Subsidiary (or assist it in connection with any actual or proposed transaction) that (i) might subject the Company, MBC or any Subsidiary to any damage or penalty in any civil, criminal or governmental litigation or proceeding, (ii) if not given in the past, might have had a Company Material Adverse Change or an MBC Material Adverse Change or (iii) if not continued in the future, might adversely affect the assets, business, operations or prospects of the Company or any Subsidiary. MBC has taken reasonable steps to ensure that its accounting controls and procedures are sufficient to cause the Company, MBC and such Subsidiary to comply in all material respects with the Foreign Corrupt Practices Act of 1977, as amended.

2.22    Compliance with OFAC. None of the Company, MBC any Subsidiary or, to the Company’s knowledge, any director, officer, agent, employee or affiliate of the Company, MBC or any Subsidiary nor any other person acting on behalf of the Company, MBC or any Subsidiary, is currently subject to any U.S. sanctions administered by the Office of Foreign Assets Control of the U.S. Department of the Treasury (“OFAC”), and neither the Company nor MBC will, directly or indirectly, use the proceeds of the Offering hereunder, or lend, contribute or otherwise make available such proceeds to any subsidiary, joint venture partner or other person or entity, for the purpose of financing the activities of any person currently subject to any U.S. sanctions administered by OFAC.

2.23    Money Laundering Laws. To the Company’s and MBC’s knowledge, the operations of the Company, MBC and its Subsidiaries are and have been conducted at all times in compliance with applicable financial recordkeeping and reporting requirements of the Currency and Foreign Transactions Reporting Act of 1970, as amended, the money laundering statutes of all jurisdictions, the rules and regulations thereunder and any related or similar rules, regulations or guidelines, issued, administered or enforced by any Governmental Entity (collectively, the “Money Laundering Laws”); and no action, suit or proceeding by or before any Governmental Entity involving the Company, MBC or any Subsidiary with respect to the Money Laundering Laws is pending or, to the best knowledge of the Company and MBC, threatened.

2.24    Forward-Looking Statements. No forward-looking statement (within the meaning of Section 27A of the Securities Act and Section 21E of the Exchange Act) contained in either the Registration Statement, Pricing Disclosure Package or the Prospectus has been made or reaffirmed without a reasonable basis or has been disclosed other than in good faith.

2.25    Officers’ Certificate. Any certificate signed by any duly authorized officer of the Company or MBC and delivered to you or to Representative Counsel shall be deemed a representation and warranty by the Company and MBC to the Underwriters as to the matters covered thereby.

2.26    Lock-Up Agreements.  Schedule 3 hereto contains a complete and accurate list of the MBC’s officers, directors and each owner of at least 5% of MBC’s outstanding MBC Common Shares (or securities convertible or exercisable into MBC Common Shares) (collectively, the “Lock-Up Parties”). The Company has caused each of the Lock-Up Parties to deliver to the Representative an executed Lock-Up Agreement, in the form attached hereto as Exhibit A (the “Lock-Up Agreement”), prior to the execution of this Agreement.

2.27    Subsidiaries. The Company has no interest, nominal or beneficial, direct or indirect, in any other corporation, partnership, limited liability company, joint venture or other business entity. MBC owns all of the capital stock and/or the equity interests in the following entities: the Company and DAG Funding Solutions, Inc., a New York corporation, (each a “Subsidiary” and collectively, the “Subsidiaries”). Other than a nominal interest (i.e., less than 1%) in Dune Medical Devices LTD, MBC has no other interest, nominal or beneficial, direct or indirect, in any other corporation, partnership, limited liability company, joint venture or other business entity. All of the outstanding shares of capital stock and/or equity interests of each Subsidiary have been duly authorized and validly issued, are fully paid and non-assessable and, except to the extent set forth in the Registration Statement or the Prospectus, are owned by MBC directly or indirectly through one or more wholly-owned subsidiaries, free and clear of any claim, lien, encumbrance, security interest, restriction upon voting or transfer or any other claim of any third party. Except as disclosed in the Registration Statement or the Prospectus, no director, officer, or key employee of the Company or MBC named in the Prospectus holds any direct equity, debt or other pecuniary interest in any Subsidiary or, to the best of the Company’s and MBC’s knowledge, any individual or entity with whom the Company, MBC or any Subsidiary does business or is in privity of contract with.

2.28    Related Party Transactions.

2.28.1    Business Relationships. There are no business relationships or related party transactions involving the Company, MBC or any Subsidiary or any other person required to be described in the Registration Statement, the Pricing Disclosure Package and the Prospectus that have not been described as required.

2.28.2    No Relationships with Customers and Suppliers. No relationship, direct or indirect, exists between or among the Company, MBC or any Subsidiary on the one hand, and the directors, officers, 5% or greater shareholders, customers or suppliers of the Company, MBC or any Subsidiary or any of the Company’s or MBC’s affiliates on the other hand, which is required to be described in the Pricing Disclosure Package and the Prospectus or a document incorporated by reference therein and which is not so described.

2.28.3    No Unconsolidated Entities. There are no transactions, arrangements or other relationships between and/or among the Company, MBC or any Subsidiary, any of the Company’s or MBC’s affiliates (as such term is defined in Rule 405 of the Securities Act) and any unconsolidated entity, including, but not limited to, any structure finance, special purpose or limited purpose entity that could reasonably be expected to materially affect the Company’s or MBC’s liquidity or the availability of or requirements for its capital resources required to be described in the Pricing Disclosure Package and the Prospectus or a document incorporated by reference therein which have not been described as required.

2.28.4    No Loans or Advances to Affiliates. There are no outstanding loans, advances (except normal advances for business expenses in the ordinary course of business) or guarantees or indebtedness by the Company or MBC to or for the benefit of any of the officers or directors of the Company or MBC or any of their respective family members, except as disclosed in the Registration Statement, the Pricing Disclosure Package and the Prospectus. All transactions by the Company and MBC with their officers or directors or control persons of the Company or MBC have been duly approved by the Board of Directors of the Company or MBC, as applicable.

2.29    Board of Directors. The Board of Directors of each of MBC is comprised of the persons set forth under the heading of the Pricing Prospectus and the Prospectus captioned “Management.” The qualifications of the persons serving as board members and the overall composition of the board comply with the Exchange Act and the rules and regulations of the Commission promulgated thereunder (the “Exchange Act Regulations”), the Sarbanes-Oxley Act of 2002 and the rules promulgated thereunder (the “Sarbanes-Oxley Act”) applicable to MBC and the listing rules of The NASDAQ Stock Market LLC. At least one member of the Audit Committee of the Board of Directors of the Company and MBC qualifies as an “audit committee financial expert,” as such term is defined under Regulation S-K and the listing rules of The NASDAQ Stock Market LLC. In addition, at least a majority of the persons serving on the Board of Directors of MBC qualify as “independent,” as defined under the listing rules of The NASDAQ Stock Market LLC.

2.30    Sarbanes-Oxley Compliance.

2.30.1    Disclosure Controls. MBC has developed and currently maintains disclosure controls and procedures that comply with Rule 13a-15 or 15d-15 under the Exchange Act Regulations, and such controls and procedures are effective to ensure that all material information concerning the Company and MBC will be made known on a timely basis to the individuals responsible for the preparation of the MBC’s Exchange Act filings and other public disclosure documents.

2.30.2    Compliance. MBC is, and at the Applicable Time and on the Closing Date each of the Company and MBC will be, in material compliance with the provisions of the Sarbanes-Oxley Act applicable to it, and has implemented or will implement such programs and taken reasonable steps to ensure the Company’s future compliance (not later than the relevant statutory and regulatory deadlines therefor) with all of the material provisions of the Sarbanes-Oxley Act.

2.31    Accounting Controls. MBC maintain systems of “internal control over financial reporting” (as defined under Rules 13a-15 and 15d-15 under the Exchange Act Regulations ) that complies in all material respects with the requirements of the Exchange Act and have been designed by, or under the supervision of, their respective principal executive and principal financial officers, or persons performing similar functions, to provide reasonable assurance regarding the reliability of financial reporting and the preparation of financial statements for external purposes in accordance with GAAP, including, but not limited to, internal accounting controls sufficient to provide reasonable assurance that (i) transactions are executed in accordance with management’s general or specific authorizations; (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with GAAP and to maintain asset accountability; (iii) access to assets is permitted only in accordance with management’s general or specific authorization; and (iv) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences. Except as disclosed in the Registration Statement, the Pricing Disclosure Package and the Prospectus, MBC is not aware of any material weaknesses in its internal controls. MBC’s auditors and the Audit Committee of the Board of Directors of MBC have been advised of: (i) all significant deficiencies and material weaknesses in the design or operation of internal controls over financial reporting which are known to the MBC’s management and that have adversely affected or are reasonably likely to adversely affect MBC’s ability to record, process, summarize and report financial information; and (ii) any fraud known to the MBC’s management, whether or not material, that involves management or other employees who have a significant role in MBC’s internal controls over financial reporting.

2.32    No Investment Company Status. Neither the Company nor MBC is, and, after giving effect to the Offering and the application of the proceeds thereof as described in the Registration Statement, the Pricing Disclosure Package and the Prospectus, neither the Company nor MBC will be required to register as an “investment company,” as defined in the Investment Company Act of 1940, as amended.

2.33    No Labor Disputes. No labor dispute with the employees of the Company, MBC or any Subsidiary exists or, to the knowledge of the Company or MBC, is imminent. Neither the Company nor MBC is aware that any key employee or significant group of employees of the Company, MBC or any Subsidiary plans to terminate employment with the Company, MBC or any Subsidiary.

2.34    Intellectual Property Rights. Each of the Company and MBC owns or possesses or has valid rights to use all patents, patent applications, trademarks, service marks, trade names, trademark registrations, service mark registrations, copyrights, licenses, inventions, trade secrets software, databases, know-how, internet domain names, other unpatented and/or unpatentable proprietary confidential information systems, processes or procedures and similar rights (“Intellectual Property Rights”) necessary for the conduct of the business of the Company, MBC and the Subsidiaries as currently carried on and as described in the Registration Statement, the Pricing Disclosure Package and the Prospectus. The Intellectual Property licenses described in the Registration Statement, Pricing Disclosure Package and the Prospectus are valid, binding upon and enforceable against the parties thereto in accordance with their respective terms. To the knowledge of the Company and MBC, no action or use by the Company, MBC or any Subsidiary necessary for the conduct of its business as currently carried on and as described in the Registration Statement and the Prospectus will involve or give rise to any infringement of, or license or similar fees for, any Intellectual Property Rights of others. None of the Company, MBC or any Subsidiary has received any notice alleging any such infringement, fee or conflict with asserted Intellectual Property Rights of others. Except as would not reasonably be expected to result, individually or in the aggregate, in a Company Material Adverse Change or an MBC Material Adverse Change (A) to the knowledge of the Company and MBC, there is no infringement, misappropriation or violation by third parties of any of the Intellectual Property Rights owned by the Company, MBC or any Subsidiary; (B) there is no pending or, to the knowledge of the Company and MBC, threatened action, suit, proceeding or claim by others challenging the rights of the Company, MBC or any Subsidiary in or to any such Intellectual Property Rights, and the Company and MBC are unaware of any facts which would form a reasonable basis for any such claim, that would, individually or in the aggregate, together with any other claims in this Section 2.34, reasonably be expected to result in a Company Material Adverse Change or MBC Material Adverse Change; (C) the Intellectual Property Rights owned by the Company, MBC or any Subsidiary and, to the knowledge of the Company and MBC, the Intellectual Property Rights licensed to the Company, MBC or any Subsidiary have not been adjudged by a court of competent jurisdiction invalid or unenforceable, in whole or in part, and there is no pending or, to the Company’s and MBC’s knowledge, threatened action, suit, proceeding or claim by others challenging the validity or scope of any such Intellectual Property Rights, and neither the Company nor MBC is aware of any facts which would form a reasonable basis for any such claim that would, individually or in the aggregate, together with any other claims in this Section 2.33, reasonably be expected to result in a Company Material Adverse Change or MBC Material Adverse Change; (D) there is no pending or, to the Company’s and MBC’s knowledge, threatened action, suit, proceeding or claim by others that the Company, MBC or any Subsidiary infringes, misappropriates or otherwise violates any Intellectual Property Rights or other proprietary rights of others, neither the Company, MBC or any Subsidiary has received any written notice of such claim and the Company is unaware of any other facts which would form a reasonable basis for any such claim that would, individually or in the aggregate, together with any other claims in this Section 2.34, reasonably be expected to result in a Material Adverse Change; and (E) to the Company’s and MBC’s knowledge, no employee of the Company, MBC or any Subsidiary is in or has ever been in violation in any material respect of any term of any employment contract, patent disclosure agreement, invention assignment agreement, non-competition agreement, non-solicitation agreement, nondisclosure agreement or any restrictive covenant to or with a former employer where the basis of such violation relates to such employee’s employment with the Company, MBC or Subsidiary, or actions undertaken by the employee while employed with the Company, MBC or any Subsidiary and could reasonably be expected to result, individually or in the aggregate, in a Material Adverse Change. To the Company’s and MBC’s knowledge, all material technical information developed by and belonging to the Company, MBC or any Subsidiary which has not been patented has been kept confidential. None of the Company, MBC nor any Subsidiary is a party to or bound by any options, licenses or agreements with respect to the Intellectual Property Rights of any other person or entity that are required to be set forth in the Registration Statement, the Pricing Disclosure Package and the Prospectus and are not described therein. The Registration Statement, the Pricing Disclosure Package and the Prospectus contain in all material respects the same description of the matters set forth in the preceding sentence. None of the technology employed by the Company, MBC or any Subsidiary has been obtained or is being used by the Company or MBC in violation of any contractual obligation binding on the Company, MBC or any Subsidiary or, to the Company’s and MBC’s knowledge, any of their officers, directors or employees, or otherwise in violation of the rights of any persons.

2.35    Taxes. Each of the Company, MBC and each Subsidiary has filed all returns (as hereinafter defined) required to be filed with taxing authorities prior to the date hereof or has duly obtained extensions of time for the filing thereof. Each of the Company, MBC and each Subsidiary has paid all taxes (as hereinafter defined) shown as due on such returns that were filed and has paid all taxes imposed on or assessed against the Company, MBC or such Subsidiary. The provisions for taxes payable, if any, shown on the financial statements filed with or as part of the Registration Statement are sufficient for all accrued and unpaid taxes, whether or not disputed, and for all periods to and including the dates of such consolidated financial statements. Except as disclosed in writing to the Underwriters, (i) no issues have been raised (and are currently pending) by any taxing authority in connection with any of the returns or taxes asserted as due from the Company, MBC or any Subsidiary, and (ii) no waivers of statutes of limitation with respect to the returns or collection of taxes have been given by or requested from the Company, MBC or any Subsidiary. There are no tax liens against the assets, properties or business of the Company, MBC or any Subsidiary. The term “taxes” means all federal, state, local, foreign and other net income, gross income, gross receipts, sales, use, ad valorem, transfer, franchise, profits, license, lease, service, service use, withholding, payroll, employment, excise, severance, stamp, occupation, premium, property, windfall profits, customs, duties or other taxes, fees, assessments or charges of any kind whatever, together with any interest and any penalties, additions to tax or additional amounts with respect thereto. The term “returns” means all returns, declarations, reports, statements and other documents required to be filed in respect to taxes.

2.36    Compliance with Environmental Laws. Except as described in the Registration Statement, the Pricing Disclosure Package and the Prospectus and except as would not, singly or in the aggregate, reasonably be expected to result in a Company Material Adverse Change or MBC Material Adverse Change, (i) none of the Company, MBC or any Subsidiary is in violation of any federal, state, local or foreign statute, law, rule, regulation, ordinance, code, policy or rule of common law or any judicial or administrative interpretation thereof, including any judicial or administrative order, consent, decree or judgment, relating to pollution or protection of human health, the environment (including, without limitation, ambient air, surface water, groundwater, land surface or subsurface strata) or wildlife, including, without limitation, laws and regulations relating to the release or threatened release of chemicals, pollutants, contaminants, wastes, toxic substances, hazardous substances, petroleum or petroleum products (collectively, “Hazardous Materials”) or to the manufacture, processing, distribution, use, treatment, storage, disposal, transport or handling of Hazardous Materials (collectively, “Environmental Laws ), (ii) each of the Company, MBC and each Subsidiary has all material permits, authorizations and approvals required under any applicable Environmental Laws and is in compliance with their requirements, (iii) there are no pending or, to the Company’s and MBC’s knowledge, threatened administrative, regulatory or judicial actions, suits, demands, demand letters, claims, liens, notices of noncompliance or violation, investigation or proceedings relating to any Environmental Law against the Company or any Subsidiary and (iv) to the Company’s and MBC’s knowledge, there are no events, conditions, incidents or circumstances that might reasonably be expected to form the basis of an order for clean-up or remediation, or an action, suit or proceeding by any private party or governmental body or agency, against or affecting the Company, MBC or any Subsidiary relating to Hazardous Materials or any Environmental Laws.

2.37    ERISA Compliance. The Company, MBC, each Subsidiary and any “employee benefit plan” (as defined under the Employee Retirement Income Security Act of 1974, as amended, and the regulations and published interpretations thereunder (collectively, “ERISA”)) established or maintained by the Company or its “ERISA Affiliates” (as defined below) are in compliance in all material respects with ERISA. “ERISA Affiliate” means, with respect to the Company or MBC, any member of any group of organizations described in Sections 414(b),(c),(m) or (o) of the Internal Revenue Code of 1986, as amended, and the regulations and published interpretations thereunder (the “Code”) of which the Company or MBC is a member. No “reportable event” (as defined under ERISA) has occurred or is reasonably expected to occur with respect to any “employee benefit plan” established or maintained by the Company, MBC or any of its ERISA Affiliates. No “employee benefit plan” established or maintained by the Company, MBC or any of its ERISA Affiliates, if such “employee benefit plan” were terminated, would have any “amount of unfunded benefit liabilities” (as defined under ERISA). None of the Company, MBC or any of its ERISA Affiliates has incurred or reasonably expects to incur any material liability under (i) Title IV of ERISA with respect to termination of, or withdrawal from, any “employee benefit plan” or (ii) Sections 412, 4971, 4975 or 4980B of the Code. Each “employee benefit plan” established or maintained by the Company, MBC or any of their ERISA Affiliates that is intended to be qualified under Section 401(a) of the Code is so qualified and, to the knowledge of the Company and MBC, nothing has occurred, whether by action or failure to act, which would cause the loss of such qualification. The execution of this Agreement, or consummation of the Offering does not constitute a triggering event under any employee benefit plan or any other employment contract, whether or not legally enforceable, which (either alone or upon the occurrence of any additional or subsequent event) will or may result in any payment (of severance pay or otherwise), acceleration, increase in vesting, or increase in benefits to any current or former participant, employee or director of the Company other than an event that is not material to the financial condition or business of the Company or of MBC and the Subsidiaries taken as a whole.

2.38    Compliance with Laws. Each of the Company, MBC and each Subsidiary: (A) is and at all times has been in material compliance with all statutes, rules, or regulations applicable to the ownership, testing, development, manufacture, packaging, processing, use, distribution, marketing, labeling, promotion, sale, offer for sale, storage, import, export or disposal of any product manufactured or distributed by the Company or any Subsidiary (“Applicable Laws”), except as could not, individually or in the aggregate, reasonably be expected to have a Company Material Adverse Change or MBC Material Adverse Change; (B) possesses all material Authorizations and such Authorizations are valid and in full force and effect and are not in material violation of any term of any such Authorizations; (C) has not received notice of any claim, action, suit, proceeding, hearing, enforcement, investigation, arbitration or other action from any Governmental Entity or third party alleging that any product operation or activity is in violation of any Applicable Laws or Authorizations and has no knowledge that any such governmental authority or third party is considering any such claim, litigation, arbitration, action, suit, investigation or proceeding; (D) has not received notice that any Governmental Entity has taken, is taking or intends to take action to limit, suspend, modify or revoke any Authorizations and has no knowledge that any such governmental authority is considering such action; and (E) has filed, obtained, maintained or submitted all material reports, documents, forms, notices, applications, records, claims, submissions and supplements or amendments as required by any Applicable Laws or Authorizations and that all such reports, documents, forms, notices, applications, records, claims, submissions and supplements or amendments were complete and correct on the date filed (or were corrected or supplemented by a subsequent submission).

2.39    REIT Election and Qualification. The Company is a “qualified REIT subsidiary” under the Code. MBC has elected to be treated as a REIT under the Code beginning with its table year ended December 31, 2014, and intends to continue to operate in a manner which would permit it to continue to qualify as a REIT under the Code. The proposed method of operation of each of MBC and the Company as described in the Registration Statement, the Disclosure Package and the Prospectus will enable MBC to meet the requirements for qualification and taxation as a REIT under the Code. All statements regarding MBC’s qualification and taxation as a REIT and descriptions of MBC’s organization and proposed method of operation (to the extent they relate to MBC’s qualification as a REIT and purport to summarize applicable U.S. federal income tax law or legal conclusions with respect thereto) set forth in the Registration Statement, the Disclosure Package and the Prospectus are accurate in all material respects.

2.40    Smaller Reporting Company.  As of the time of filing of the Registration Statement, the Company was a “smaller reporting company,” as defined in Rule 12b-2 of the Exchange Act Regulations.

2.41    Industry Data.  The statistical and market-related data included in each of the Registration Statement, the Pricing Disclosure Package and the Prospectus are based on or derived from sources that the Company and MBC reasonably and in good faith believes are reliable and accurate or represent the Company’s good faith estimates that are made on the basis of data derived from such sources.

2.42    Margin Securities. None of the Company, MBC or any Subsidiary owns any “margin securities” as that term is defined in Regulation U of the Board of Governors of the Federal Reserve System (the “Federal Reserve Board”), and none of the proceeds of the Offering will be used, directly or indirectly, for the purpose of purchasing or carrying any margin security, for the purpose of reducing or retiring any indebtedness which was originally incurred to purchase or carry any margin security or for any other purpose which might cause any of the Company Common Shares or MBC Common Shares to be considered a “purpose credit” within the meanings of Regulation T, U or X of the Federal Reserve Board.

2.43    Integration. None of the Company, MBC or any of its Subsidiaries or affiliates, nor any person acting on its or their behalf has, directly or indirectly, made any offers or sales of any security or solicited any offers to buy any security, under circumstances that would cause the Offering to be integrated with prior offerings by the Company or MBC for purposes of the Securities Act that would require the registration of any such securities under the Securities Act.

2.44    Title to Real and Personal Property. Each of the Company, MBC and each Subsidiary has good and marketable title in fee simple to, or has valid rights to lease or otherwise use, all items of real or personal property that are material to the business of the Company or to the business of MBC and the Subsidiaries taken as a whole, free and clear of all liens, encumbrances, security interests, claims and defects that do not, singularly or in the aggregate, result in a Company Material Adverse Change or MBC Material Adverse Change and do not interfere with the use made of such property by the Company, MBC or any Subsidiary; and all of the leases and subleases material to the business of the Company or the business of MBC and the Subsidiaries taken as a whole, and under which the Company or any Subsidiary holds properties described in the Registration Statement, the Pricing Disclosure Package and the Prospectus, are, to the Company’s and MBC’s knowledge in full force and effect, and none of the Company, MBC or any Subsidiary has received any notice of any material claim of any sort that has been asserted by anyone adverse to the rights of the Company, MBC or any Subsidiary under any of the leases or subleases mentioned above, or affecting or questioning the rights of the Company or any Subsidiary to the continued possession of the leased or subleased premises under any such lease or sublease, which would result in a Company Material Adverse Change of MBC Material Adverse Change.

2.45    Title to Mortgage Loans. The Mortgage Loans (as hereinafter defined) are held by MBC, and when transferred to the Company on the Closing Date and at each Option Closing Date, will be held by the Company free and clear of all claims, liens, security interests, charges, restrictions and deficits, except as incurred under the Indenture. The descriptions of the Mortgage Loans set forth in the Registration Statement, the Pricing Disclosure Package and the Prospectus accurately and fairly describe the Mortgage Loans.

2.46    Confidentiality and Non-Competition. To the Company’s and MBC’s knowledge, no director, officer, key employee or consultant of the Company, MBC or any Subsidiary is subject to any confidentiality, non-disclosure, non-competition agreement or non-solicitation agreement with any employer or prior employer that could materially affect his ability to be and act in his respective capacity of the Company, MBC or any Subsidiary or be expected to result in a Company Material Adverse Change or MBC Material Adverse Change.

2.47    Corporate Records. The minute books of the Company, MBC and each Subsidiary have been made available to the Representative and the Representative Counsel, and such books (i) contain a summary of all meetings and actions of the board of directors (including each board committee) and shareholders of the Company and MBC, and (ii) reflect all material transactions referred to in such minutes.

2.48    Electronic Road Show. Each of the Company and MBC has made available a Bona Fide Electronic Road Show in compliance with Rule 433(d)(8)(ii) of the Securities Act Regulations such that no filing of any “road show” (as defined in Rule 433(h) of the Securities Act Regulations) is required in connection with the Offering.

2.49    Diligence Materials. Each of the Company and MBC has provided to the Representative and the Representative Counsel all materials response to the diligence request submitted to the Company and MBC or its counsel by the Representative.

3.     Covenants of the Company and MBC. The Company and MBC, jointly and severally, covenant and agrees as follows:

3.1      Amendments to Registration Statement. The Company and MBC shall deliver to the Representative, prior to filing, any amendment or supplement to the Registration Statement, any Preliminary Prospectus, any Issuer Free Writing Prospectus or Prospectus proposed to be filed after the Effective Date and not file any such amendment or supplement to which the Representative shall reasonably object in writing.

3.2      Federal Securities Laws.

3.2.1      Compliance. Each of the Company and MBC, subject to Section 3.2.2, shall comply with the requirements of Rule 430A of the Securities Act Regulations, and will notify the Representative promptly, and confirm the notice in writing, (i) when any post-effective amendment to the Registration Statement shall become effective or any amendment or supplement to the Prospectus shall have been filed; (ii) of the receipt of any comments from the Commission; (iii) of any request by the Commission for any amendment to the Registration Statement or any amendment or supplement to any Preliminary Prospectus, the Pricing Disclosure Package or the Prospectus or for additional information; (iv) of the issuance by the Commission of any stop order suspending the effectiveness of the Registration Statement or any post-effective amendment or of any order preventing or suspending the use of any Preliminary Prospectus, Pricing Disclosure Package or the Prospectus, or of the suspension of the qualification of the Notes for offering or sale in any jurisdiction, or of the initiation or threatening of any proceedings for any of such purposes or of any examination pursuant to Section 8(d) or 8(e) of the Securities Act concerning the Registration Statement; and (v) if the Company becomes the subject of a proceeding under Section 8A of the Securities Act in connection with the Offering of the Notes. Each of the Company and MBC shall effect all filings required under Rule 424(b) of the Securities Act Regulations, in the manner and within the time period required by Rule 424(b) (without reliance on Rule 424(b)(8)), and shall take such steps as it deems necessary to ascertain promptly whether the form of prospectus transmitted for filing under Rule 424(b) was received for filing by the Commission and, in the event that it was not, it will promptly file such prospectus. Each of the Company and MBC shall use its commercially reasonable efforts to prevent the issuance of any stop order, prevention or suspension and, if any such order is issued, to obtain the lifting thereof at the earliest possible moment.

3.2.2      Continued Compliance. Each of the Company and MBC shall comply with the Securities Act, the Securities Act Regulations, the Exchange Act and the Exchange Act Regulations so as to permit the completion of the distribution of the Notes as contemplated in this Agreement and in the Registration Statement, the Pricing Disclosure Package and the Prospectus. If at any time when a prospectus relating to the Notes is (or, but for the exception afforded by Rule 172 of the Securities Act Regulations (“Rule 172”), would be) required by the Securities Act to be delivered in connection with sales of the Notes, any event shall occur or condition shall exist as a result of which it is necessary, in the reasonable opinion of Representative Counsel or counsel for the Company and MBC, to (i) amend the Registration Statement in order that the Registration Statement will not include an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; (ii) amend or supplement the Pricing Disclosure Package or the Prospectus in order that the Pricing Disclosure Package or the Prospectus, as the case may be, will not include any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein not misleading in the light of the circumstances existing at the time it is delivered to a purchaser or (iii) amend the Registration Statement or amend or supplement the Pricing Disclosure Package or the Prospectus, as the case may be, in order to comply with the requirements of the Securities Act or the Securities Act Regulations, the Company will promptly (A) give the Representative notice of such event; (B) prepare any amendment or supplement as may be necessary to correct such statement or omission or to make the Registration Statement, the Pricing Disclosure Package or the Prospectus comply with such requirements and, a reasonable amount of time prior to any proposed filing or use, furnish the Representative with copies of any such amendment or supplement and (C) file with the Commission any such amendment or supplement; provided that neither the Company nor MBC shall file or use any such amendment or supplement to which the Representative or Representative Counsel shall reasonably object. Each of the Company and MBC will furnish to the Underwriters such number of copies of such amendment or supplement as the Underwriters may reasonably request. The Company and MBC have given the Representative notice of any filings made pursuant to the Exchange Act or the Exchange Act Regulations within 48 hours prior to the Applicable Time. Each of the Company and MBC will give the Representative notice of its intention to make any such filing from the Applicable Time until the later of the Closing Date and the exercise in full or expiration of the Over-allotment Option specified in Section 1.2 hereof and will furnish the Representative with copies of any such documents a reasonable amount of time prior to such proposed filing, as the case may be, and will not file or use any such document to which the Representative Counsel shall reasonably object.

3.2.3      Exchange Act Registration. For a period of three (3) years after the date of this Agreement, the Company shall use commercially reasonable efforts to maintain the registration of the Notes under the Exchange Act. The Company shall not deregister the Notes under the Exchange Act without the prior written consent of the Representative, which consent shall not be unreasonably withheld.

3.2.4      Free Writing Prospectuses. Each of the Company and MBC agrees that, unless it obtains the prior written consent of the Representative, it shall not make any offer relating to the Notes that would constitute an Issuer Free Writing Prospectus or that would otherwise constitute a “free writing prospectus,” or a portion thereof, required to be filed by the Company or MBC with the Commission or retained by the Company or MBC under Rule 433; provided that the Representative shall be deemed to have consented to each Issuer General Use Free Writing Prospectus hereto and any “road show that is a written communication” within the meaning of Rule 433(d)(8)(i) that has been reviewed by the Representative. Each of the Company or MBC represents that it has treated or agrees that it will treat each such free writing prospectus consented to, or deemed consented to, by the Underwriters as an “issuer free writing prospectus,” as defined in Rule 433, and that it has complied and will comply with the applicable requirements of Rule 433 with respect thereto, including timely filing with the Commission where required, legending and record keeping. If at any time following issuance of an Issuer Free Writing Prospectus there occurred or occurs an event or development as a result of which such Issuer Free Writing Prospectus conflicted or would conflict with the information contained in the Registration Statement or included or would include an untrue statement of a material fact or omitted or would omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances existing at that subsequent time, not misleading, the Company and MBC will promptly notify the Underwriters and will promptly amend or supplement, at its own expense, such Issuer Free Writing Prospectus to eliminate or correct such conflict, untrue statement or omission.

3.3      Delivery to the Underwriters of Registration Statements. The Company and MBC have delivered or made available or shall deliver or make available to the Representative and Representative Counsel, without charge, signed copies of the Registration Statement as originally filed and each amendment thereto (including exhibits filed therewith) and signed copies of all consents and certificates of experts, and will also deliver to the Underwriters, without charge, a conformed copy of the Registration Statement as originally filed and each amendment thereto (without exhibits) for each of the Underwriters. The Registration Statement, Preliminary Prospectus, the Pricing Disclosure Package and each amendment thereto furnished to the Underwriters will be identical to the electronically transmitted copies thereof filed with the Commission pursuant to EDGAR, except to the extent permitted by Regulation S-T.

3.4      Delivery to the Underwriters of Prospectuses. The Company and MBC have delivered or made available or will deliver or make available to each Underwriter, without charge, as many copies of each Preliminary Prospectus as such Underwriter reasonably requests, and each of the Company and MBC hereby consents to the use of such copies for purposes permitted by the Securities Act. The Company and MBC will furnish to each Underwriter, without charge, during the period when a prospectus relating to the Notes is (or, but for the exception afforded by Rule 172 of the Securities Act Regulations, would be) required to be delivered under the Securities Act, such number of copies of the Prospectus (as amended or supplemented) as such Underwriter may reasonably request. The Prospectus and any amendments or supplements thereto furnished to the Underwriters will be identical to the electronically transmitted copies thereof filed with the Commission pursuant to EDGAR, except to the extent permitted by Regulation S-T.

3.5      Effectiveness and Events Requiring Notice to the Representative. Each of the Company and MBC shall use commercially reasonable efforts to cause the Registration Statement to remain effective with a current prospectus for at least nine (9) months after the Applicable Time, and shall notify the Representative immediately and confirm the notice in writing: (i) of the effectiveness of the Registration Statement and any amendment thereto; (ii) of the issuance by the Commission of any stop order or of the initiation, or the threatening, of any proceeding for that purpose; (iii) of the issuance by any state securities commission of any proceedings for the suspension of the qualification of the Notes for offering or sale in any jurisdiction or of the initiation, or the threatening, of any proceeding for that purpose; (iv) of the mailing and delivery to the Commission for filing of any amendment or supplement to the Registration Statement or Prospectus; (v) of the receipt of any comments or request for any additional information from the Commission; and (vi) of the happening of any event during the period described in this Section 3.5 that, in the reasonable judgment of the Company or MBC, makes any statement of a material fact made in the Registration Statement, the Pricing Disclosure Package or the Prospectus untrue or that requires the making of any changes in (a) the Registration Statement in order to make the statements therein, in the light of the circumstances under which they were made, not misleading, or (b) in the Pricing Disclosure Package or the Prospectus in order to make the statements therein, in the light of the circumstances under which they were made, not misleading. If the Commission or any state securities commission shall enter a stop order or suspend such qualification at any time, the Company and MBC shall make every reasonable effort to obtain promptly the lifting of such order.

3.6      Review of Financial Statements. For a period of five (5) years after the date of this Agreement, the Company and MBC, at its expense, shall cause its regularly engaged independent registered public accounting firm to review (but not audit) the Company’s and MBC’s financial statements for each of the three fiscal quarters immediately preceding the announcement of any quarterly financial information.

3.7      Listing. The Company shall use commercially reasonable efforts to maintain the listing of the Notes on the NYSE MKT for at least two (2) years from the date of this Agreement.

3.8      Financial Public Relations Firm. The Company and MBC have retained [  ●  ] as a financial public relations firm experienced in assisting issuers in initial public offerings of securities and in their relations with their security holders, and shall retain such firm or another firm reasonably acceptable to the Representative for a period of not less than one (1) year after the Effective Date.

3.9      Reports to the Representative.

3.9.1      Periodic Reports. For a period of three (3) years after the Effective Date, at the Representative’s request, the Company and MBC shall furnish to the Representative copies of such financial statements and other periodic and special reports as the Company or MBC from time to time furnishes generally to holders of any class of the Company’s and MBC’s securities, including the Notes, and also promptly furnish to the Representative: (i) a copy of each periodic report the Company shall be required to file with the Commission under the Exchange Act and the Exchange Act Regulations; (ii) a copy of every press release and every news item and article with respect to the Company, MBC or their affairs which was released by the Company or MBC; (iii) a copy of each Form 8-K prepared and filed by the Company or MBC; (iv) five copies of each registration statement filed by the Company or MBC under the Securities Act; (v) a copy of each report or other communication furnished to shareholders of the Company or MBC or the holders of the Notes; and (vi) additional documents and information with respect to the Company or MBC and the affairs of the Company or MBC as the Representative may from time to time reasonably request provided the Representative shall sign, if requested by the Company or MBC, a Regulation FD compliant confidentiality agreement which is reasonably acceptable to the Representative and Representative Counsel in connection with the Representative’s receipt of such information. Documents filed with the Commission pursuant to its EDGAR system or otherwise publicly filed or made available shall be deemed to have been delivered to the Representative pursuant to this Section 3.9.1.

3.9.2      Paying Agent. For a period of three (3) years after the Effective Date, the Company shall retain a paying agent and registrar acceptable to the Representative (the “Paying Agent”). Compushare Limited is acceptable to the Representative to act as Paying Transfer Agent for the Notes.

3.9.3      Trading Reports. For a period of three (3) years after the date of this Agreement, the Company shall provide to the Representative, at the Company’s expense, such reports published by NYSE MKT relating to price trading of the Notes, as the Representative shall reasonably request.

3.10    Payment of Expenses

3.10.1    General Expenses Related to the Offering. The Company and MBC hereby agrees to jointly and severally pay on each of the Closing Date and the Option Closing Date, if any, to the extent not paid at the Closing Date, all expenses incident to the performance of the obligations of the Company and MBC under this Agreement, including, but not limited to: (a) all filing fees and communication expenses relating to the registration of Notes to be issued and sold in the Offering with the Commission; (b) all filing fees associated with the review of the Offering by FINRA; (c) all fees and expenses relating to the listing of such Notes on the NYSE MKT; (d) all fees, expenses and disbursements relating to the registration, qualification or exemption of the Notes under the securities laws of such Canadian jurisdictions as the Representative may reasonably designate; (e) the costs of all mailing and printing of the underwriting documents (including, without limitation, the Underwriting Agreement, any Blue Sky Surveys and, if appropriate, any Agreement Among Underwriters, Selected Dealers’ Agreement, Underwriters’ Questionnaire and Power of Attorney), Registration Statements, Prospectuses and all amendments, supplements and exhibits thereto and as many preliminary and final Prospectuses as the Representative may reasonably deem necessary; (f) the costs and expenses of the public relations firm referred to in Section 3.8 hereof; (g) the costs of preparing, printing and delivering the Notes; (h) fees and expenses of the Paying Agent for the Notes; (i) stock transfer and/or stamp taxes, if any, payable upon the transfer of securities from the Company to the Underwriters; (j) the costs (up to $5,000) associated with digital or bound volumes of the public offering materials as well as up to $2,500 for commemorative mementos and lucite tombstones, each of which the Company or its designee will provide, including to the Representative, within a reasonable time after the Closing in such quantities as the Representative may reasonably request; (k) the fees and expenses of the Company’s accountants; (l) the fees and expenses of the Company’s legal counsel and other agents and representatives; (m) the fees and expenses the Underwriter’s legal counsel in an amount not to exceed $55,000 (if the gross proceeds are less than $7,000,000) which maximum amount shall increase on a pro rata basis to up to $110,000 if the gross proceeds are $10,000,000 or more; (n) the $25,000 cost associated with the Underwriters’ use of Ipreo’s book building, prospectus tracking and compliance software for the Offering; and (o) up to $20,000 of the Underwriters’ actual accountable “road show” expenses for the offering. The Representative may deduct from the net proceeds of the Offering payable to the Company on the Closing Date, or the Option Closing Date, if any, the expenses set forth herein to be paid by the Company to the Underwriters, less the Advance (as such term is defined in Section 8.3 hereof), provided, however, that in the event that the Offering is terminated, the Company agrees to reimburse the Underwriters pursuant to Section 8.3 hereof.

3.10.2    Non-accountable Expenses. The Company further agrees that, in addition to the expenses payable pursuant to Section 3.10.1, on the Closing Date it shall pay to the Representative, by deduction from the net proceeds of the Offering contemplated herein, a non-accountable expense allowance equal to one percent (1%) of the gross proceeds received by the Company from the sale of the Firm Notes.

3.11    Application of Net Proceeds. The Company shall apply the net proceeds from the Offering received by it to purchase the Mortgage Loans from MBC and MBC shall apply the net proceeds from the Offering it receives from the Company as consideration for the Mortgage Loans, in each case, in a manner consistent with the application thereof described under the caption “Use of Proceeds” in the Registration Statement, the Pricing Disclosure Package and the Prospectus.

3.12    Delivery of Earnings Statements to Security Holders. The Company shall make generally available to its security holders, including the Noteholders, as soon as practicable, but not later than the first day of the fifteenth (15th) full calendar month following the Effective Date, an earnings statement (which need not be certified by an independent registered public accounting firm unless required by the Securities Act or the Securities Act Regulations, but which shall satisfy the provisions of Rule 158(a) under Section 11(a) of the Securities Act) covering a period of at least twelve (12) consecutive months beginning after the Effective Date.

3.13    Stabilization. None of the Company, MBC or, to either of their knowledge, any of their employees, directors or shareholders (without the consent of the Representative) has taken or shall take, directly or indirectly, any action designed to or that has constituted or that might reasonably be expected to cause or result in, under Regulation M of the Exchange Act, or otherwise, stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of the Notes.

3.14    Internal Controls. The Company shall, and MBC shall continue to, use commercially reasonable efforts to maintain a system of internal accounting controls sufficient to provide reasonable assurances that: (i) transactions are executed in accordance with management’s general or specific authorization; (ii) transactions are recorded as necessary in order to permit preparation of financial statements in accordance with GAAP and to maintain accountability for assets; (iii) access to assets is permitted only in accordance with management’s general or specific authorization; and (iv) the recorded accountability for assets is compared with existing assets at reasonable intervals and appropriate action is taken with respect to any differences.

3.15    Accountants. As of the Effective Date, MBC shall retain an independent registered public accounting firm, as required by the Securities Act and the Regulations and the Public Company Accounting Oversight Board, reasonably acceptable to the Representative to prepare the consolidated (and consolidating, if required) financial statements of MBC, and MBC shall continue to retain a nationally recognized independent registered public accounting firm for a period of at least three (3) years after the Effective Date. The Representative acknowledges that the Auditor is acceptable to the Representative.

3.16    FINRA. For a period of 90 days from the later of the Closing Date or the Option Closing Date, the Company and MBC shall advise the Representative (who shall make an appropriate filing with FINRA) if it is or becomes aware that (i) any officer or director of the Company or MBC, (ii) any beneficial owner of 5% or more of any class of the Company’s or MBC’s securities or (iii) any beneficial owner of the Company’s or MBC’s unregistered equity securities which were acquired during the 180 days immediately preceding the filing of the Registration Statement is or becomes an affiliate or associated person of a FINRA member participating in the Offering (as determined in accordance with the rules and regulations of FINRA).

3.17    No Fiduciary Duties. Each of the Company and MBC acknowledges and agrees that the Underwriters’ responsibility to the Company and MBC is solely contractual in nature and that none of the Underwriters or their affiliates or any selling agent shall be deemed to be acting in a fiduciary capacity, or otherwise owes any fiduciary duty to the Company, MBC or any of their affiliates in connection with the Offering and the other transactions contemplated by this Agreement.

3.18    Company and MBC Lock-Up Agreements.

3.18.1    Restriction on Sales of Capital Stock. Each of the Company and MBC, on behalf of itself and any successor entity, agrees that, without the prior written consent of the Representative, it will not, during the period commencing on the Closing Date and ending on the three (3) month anniversary thereof (the “Lock-Up Period”), (i) offer, pledge, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase, lend, or otherwise transfer or dispose of, directly or indirectly, any shares of capital stock of the Company or MBC or any securities convertible into or exercisable or exchangeable for shares of capital stock of the Company or MBC; (ii) file or cause to be filed any registration statement with the Commission relating to the offering of any shares of capital stock of the Company or MBC or any securities convertible into or exercisable or exchangeable for shares of capital stock of the Company or MBC; or (iii) enter into any swap or other arrangement that transfers to another, in whole or in part, any of the economic consequences of ownership of capital stock of the Company or MBC, whether any such transaction described in clause (i), (ii) or (iii) above is to be settled by delivery of shares of capital stock of the Company or MBC or such other securities, in cash or otherwise.

The restrictions contained in this Section 3.18.1 shall not apply to (i) the issuance by MBC of MBC Common Shares upon the exercise of a stock option or warrant or the conversion of a security outstanding on the date hereof, which is disclosed in the Registration Statement, Pricing Disclosure Package and Prospectus, and (ii) the issuance by MBC of stock options or shares of capital stock of MBC under any equity compensation plan of MBC. In the event the Company or MBC files a registration statement on Form S-8 prior to the expiration of the Lock-Up Period, the Company or MBC shall cause each holder of MBC Common Shares or Company Common Shares, options or other equity awards which shall be covered by such registration statement to execute a Lock-Up Agreement.

Notwithstanding the foregoing, if (i) during the last 17 days of the Lock-Up Period, the Company or MBC issues an earnings release or material news or a material event relating to the Company or MBC occurs, or (ii) prior to the expiration of the Lock-Up Period, the Company or MBC announces that it will release earnings results or becomes aware that material news or a material event will occur during the 16-day period beginning on the last day of the Lock-Up Period, the restrictions imposed by this Section 3.18.1 shall continue to apply until the expiration of the 18-day period beginning on the issuance of the earnings release or the occurrence of such material news or material event, as applicable, unless the Representative waives, in writing, such extension.

3.18.2    Restriction on Continuous Offerings. Notwithstanding the restrictions contained in Section 3.18.1, each of the Company and MBC, on behalf of itself and any successor entity, agrees that, without the prior written consent of the Representative, it will not, for a period of 12 months after the date of this Agreement, directly or indirectly in any “at-the-market” or continuous equity transaction, offer to sell, sell, contract to sell, grant any option to sell or otherwise dispose of shares of capital stock of the Company or MBC or any securities convertible into or exercisable or exchangeable for shares of capital stock of the Company or MBC. Neither the Company nor MBC is a party, and is not subject to any “at the market” or continuous offering transactions described in this Section 3.18.2.

3.19    Release of D&O Lock-up Period. If the Representative, in its sole discretion, agrees to release or waive the restrictions set forth in the Lock-Up Agreements described in Section 2.25 hereof for an officer or director of MBC or the Company, as the case may be, and provide MBC or the Company, as the case may be, with notice of the impending release or waiver at least three (3) Business Days before the effective date of the release or waiver, MBC agrees to announce the impending release or waiver by a press release substantially in the form of Exhibit C hereto through a major news service at least two (2) Business Days before the effective date of the release or waiver.

3.20    Blue Sky Qualifications. The Company and MBC shall use commercially reasonable efforts, in cooperation with the Underwriters, if necessary, to qualify the Notes for offering and sale under the applicable securities laws of such states and other jurisdictions (domestic or foreign) as the Representative may designate and to maintain such qualifications in effect so long as required to complete the distribution of the Notes; provided, however, that neither the Company nor MBC shall be obligated to file any general consent to service of process or to qualify as a foreign corporation or as a dealer in securities in any jurisdiction in which it is not so qualified or to subject itself to taxation in respect of doing business in any jurisdiction in which it is not otherwise so subject.

3.21    Reporting Requirements. Each of the Company and/or MBC, as the case may be, during the period when a prospectus relating to the Notes is (or, but for the exception afforded by Rule 172, would be), as the case may be, required to be delivered under the Securities Act, will file all documents required to be filed with the Commission pursuant to the Exchange Act within the time periods required by the Exchange Act and Exchange Act Regulations.

3.22    Press Releases. Prior to the Closing Date and any Option Closing Date, neither the Company nor MBC shall issue any press release or other communication directly or indirectly or hold any press conference with respect to the Company or MBC, or either of the Company’s or MBC’s condition, financial or otherwise, or earnings, business affairs or business prospects (except for routine oral marketing communications in the ordinary course of business and consistent with the past practices of MBC and of which the Representative is notified), without the prior written consent of the Representative, which consent shall not be unreasonably withheld, unless in the reasonable judgment of the Company, MBC and their counsel, and after notification to the Representative, such press release or communication is required by law.

3.23    Sarbanes-Oxley. The Company and MBC shall use commercially reasonable efforts to comply with all applicable provisions of the Sarbanes-Oxley Act in effect from time to time.

3.24    REIT Qualification. MBC will use its best reasonable efforts to meet the requirements for qualification and taxation as a REIT under the Code for its taxable year ending December 31, 2016 and future taxable years unless the Board of Directors of the Company determines that it is no longer in the best interests of the Company or MBC as applicable, to continue to qualify as a REIT.

3.25    IRS Forms. Each of the Company and MBC shall deliver to each Underwriter (or its agent), prior to or at the Closing Date, a properly completed and executed Internal Revenue Service (“IRS”) Form W-9 or an IRS Form W-8, as appropriate, together with all required attachments to such form.

3.26    Transfer of Mortgage Loans. On or prior to the Closing Date and each Option Closing Date, MBC shall transfer to the Company the Mortgage Loans described in the Registration Statement, the Pricing Disclosure Package and the Prospectus, with an aggregate principal balance equal to 120% of the aggregate principal amount of the Notes issued and sold on the Closing Date and at each Option Closing Date, as applicable (the “Mortgage Loans”), and execute and deliver the Transfer Agreement relating to the Mortgage Loans so transferred.

3.27    DTC. The Company and MBC will assist the Underwriters in arranging for the Notes to be eligible for clearance and settlement through DTC.

3.28    Compliance with Indenture. The Company and MBC shall comply with the terms of the Indenture for as long as the Notes remain outstanding.

4.     Conditions of Underwriters’ Obligations. The obligations of the Underwriters to purchase and pay for the Notes, as provided herein, shall be subject to (i) the continuing accuracy of the representations and warranties of the Company and MBC as of the date hereof and as of each of the Closing Date and the Option Closing Date, if any; (ii) the accuracy of the statements of officers of the Company and MBC made pursuant to the provisions hereof; (iii) the performance by the Company and MBC of their respective obligations hereunder; and (iv) the following conditions:

4.1      Regulatory Matters.

4.1.1      Effectiveness of Registration Statement; Rule 430A Information. The Registration Statement shall have become effective not later than 5:00 p.m., Eastern time, on the date of this Agreement or such later date and time as shall be consented to in writing by you, and, at each of the Closing Date and any Option Closing Date, no stop order suspending the effectiveness of the Registration Statement or any post-effective amendment thereto shall have been issued under the Securities Act, no order preventing or suspending the use of any Preliminary Prospectus or the Prospectus shall have been issued and no proceedings for any of those purposes shall have been instituted or are pending or, to the Company’s and MBC’s knowledge, contemplated by the Commission. Each of the Company and MBC has complied with each request (if any) from the Commission for additional information. A prospectus containing the Rule 430A Information shall have been filed with the Commission in the manner and within the time frame required by Rule 424(b) under the Securities Act Regulations (without reliance on Rule 424(b)(8)) or a post-effective amendment providing such information shall have been filed with, and declared effective by, the Commission in accordance with the requirements of Rule 430A under the Securities Act Regulations.

4.1.2      FINRA Clearance. On or before the Effective Date, the Representative shall have received clearance from FINRA as to the amount of compensation allowable or payable to the Underwriters as described in the Registration Statement.

4.1.3      NYSE MKT Clearance. On the Closing Date, the Notes shall have been approved for listing on the NYSE MKT.

4.2      Company Counsel Matters.

4.2.1      Closing Date Opinion of Counsel to the Company and MBC. On the Closing Date, the Representative shall have received the favorable opinion of Morse, Zelnick, Rose & Lander, LLP, and a written statement providing certain “10b-5” negative assurances, dated the Closing Date and addressed to the Representative, substantially in a form acceptable to the Representative.

4.2.2      Option Closing Date Opinion of Counsel. On the Option Closing Date, if any, the Representative shall have received the favorable opinion of counsel listed in Section 4.2.1, dated the Option Closing Date, addressed to the Representative and in form and substance reasonably satisfactory to the Representative, confirming as of the Option Closing Date, the statements made by such counsel in its opinion delivered on the Closing Date.

4.2.3      Opinion of Representative Counsel. On the Closing Date and the Option Closing Date, if any, the Representative shall have received from Representative counsel, such opinion or opinions and negative assurances statement, dated the Closing Date and any Option Closing Date (if such date is other than the Closing Date) addressed to the Underwriters, with respect to such matters as the Representative may reasonably require, and the Company and MBC shall have furnished to such counsel such documents as they request for enabling them to pass upon such matters.

4.2.4      Reliance. In rendering the opinions set forth in Sections 4.21 and 4.22, such counsel may rely: (i) as to matters involving the application of laws other than the laws of the United States and jurisdictions in which it is admitted, to the extent such counsel deems proper and to the extent specified in such opinion, if at all, upon an opinion or opinions (in form and substance reasonably satisfactory to the Representative) of other counsel reasonably acceptable to the Representative, familiar with the applicable laws; and (ii) as to matters of fact, to the extent it deems proper, on certificates or other written statements of officers of the Company and MBC and officers of departments of various jurisdictions having custody of documents respecting the corporate existence or good standing of the Company and MBC, provided that copies of any such statements or certificates shall be delivered to Representative Counsel if requested. The opinions referred to in Sections 4.2.1 and 4.2.2 above and any related Option Closing Date opinion shall include a statement to the effect that it may be relied upon by Representative Counsel in its opinion delivered to the Underwriters.

4.3      Comfort Letters.

4.3.1      Cold Comfort Letter. At the time this Agreement is executed you shall have received a cold comfort letter containing statements and information of the type customarily included in accountants’ comfort letters with respect to the financial statements and certain financial information contained in the Registration Statement, the Pricing Disclosure Package and the Prospectus, addressed to the Representative and in form and substance satisfactory in all respects to you and to Representative Counsel from the Auditor, dated as of the date of this Agreement.

4.3.2      Bring-down Comfort Letter. At each of the Closing Date and the Option Closing Date, if any, the Representative shall have received from the Auditor a letter, dated as of the Closing Date or the Option Closing Date, as applicable, to the effect that the Auditor reaffirms the statements made in the letter furnished pursuant to Section 4.3.1, except that the specified date referred to shall be a date not more than three (3) business days prior to the Closing Date or the Option Closing Date, as applicable.

4.4      Officers’ Certificates.

4.4.1      Officers’ Certificate. Each of the Company and MBC shall have furnished to the Representative a certificate, dated the Closing Date and any Option Closing Date (if such date is other than the Closing Date), of its Chief Executive Officer and its Chief Financial Officer stating that (i) such officers have carefully examined the Registration Statement, the Pricing Disclosure Package, any Issuer Free Writing Prospectus and the Prospectus and, in their opinion, the Registration Statement and each amendment thereto, as of the Applicable Time and as of the date of this Agreement and as of the Closing Date (or any Option Closing Date if such date is other than the Closing Date) did not include any untrue statement of a material fact and did not omit to state a material fact required to be stated therein or necessary to make the statements therein, and the Pricing Disclosure Package, as of the Applicable Time and as of the Closing Date (or any Option Closing Date if such date is other than the Closing Date), any Issuer Free Writing Prospectus as of its date and as of the Closing Date (or any Option Closing Date if such date is other than the Closing Date), the Prospectus and each amendment or supplement thereto, as of the respective date thereof and as of the Closing Date, did not include any untrue statement of a material fact and did not omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances in which they were made, not misleading, (ii) since the effective date of the Registration Statement, no event has occurred which should have been set forth in a supplement or amendment to the Registration Statement, the Pricing Disclosure Package or the Prospectus, (iii) to the best of their knowledge after reasonable investigation, as of the Closing Date (or any Option Closing Date if such date is other than the Closing Date), the representations and warranties of the Company and MBC in this Agreement are true and correct in all material respects, except for such representations and warranties qualified by materiality or material adverse change which shall be true and correct in all respects and the Company or MBC, as applicable, has complied in all material respect with all agreements and satisfied in all material respects and satisfied all conditions on its part to be performed or satisfied hereunder at or prior to the Closing Date (or any Option Closing Date if such date is other than the Closing Date), and (iv) there has not been, subsequent to the date of the most recent audited financial statements included or incorporated by reference in the Pricing Disclosure Package, any material adverse change in the financial position or results of operations of the Company or MBC, or any change or development that, singularly or in the aggregate, would involve a material adverse change or a prospective Material Adverse Change or MBC Material Adverse Change, except as set forth in the Registration Statement, Pricing Disclosure Package and the Prospectus.

4.4.2      Secretary’s Certificate. At each of the Closing Date and the Option Closing Date, if any, the Representative shall have received a certificate of each of the Company and MBC signed by its Secretary, dated the Closing Date or the Option Date, as the case may be, respectively, certifying: (i) that each of the Charter and by-laws is true and complete, has not been modified and is in full force and effect; (ii) that the resolutions of the Company’s or MBC’s (as applicable) Board of Directors relating to the Offering are in full force and effect and have not been modified; (iii) as to the accuracy and completeness of all correspondence between the Company or its counsel and the Commission; and (iv) as to the incumbency of the officers of the Company or MBC (as applicable). The documents referred to in such certificate shall be attached to such certificate.

4.5      No Material Changes. Prior to and on each of the Closing Date and each Option Closing Date, if any: (i) there shall have been no Company Material Adverse Change or MBC Material Adverse Change or development involving a prospective Company Material Adverse Change or MBC Material Adverse Change and no change in the capital stock or debt of the Company or MBC, from the latest dates as of which such condition is set forth in the Registration Statement, the Pricing Disclosure Package and the Prospectus; (ii) no action, suit or proceeding, at law or in equity, shall have been pending or threatened against the Company or MBC or any Insider before or by any court or federal or state commission, board or other administrative agency wherein an unfavorable decision, ruling or finding may materially adversely affect the business, operations, prospects or financial condition or income of the Company or MBC, except as set forth in the Registration Statement, the Pricing Disclosure Package and the Prospectus; (iii) no stop order shall have been issued under the Securities Act and no proceedings therefor shall have been initiated or threatened by the Commission; (iv) no action shall have been taken and no law, statute, rule, regulation or order shall have been enacted, adopted or issued by any Governmental Entity which would prevent the issuance or sale of the Notes or materially and adversely affect or potentially materially and adversely affect the business or operations of the Company or MBC; (v) no injunction, restraining order or order of any other nature by any federal or state court of competent jurisdiction shall have been issued which would prevent the issuance or sale of the Notes or materially and adversely affect or potentially materially and adversely affect the business or operations of the Company or MBC; and (vi) the Registration Statement, the Pricing Disclosure Package and the Prospectus and any amendments or supplements thereto shall contain all material statements which are required to be stated therein in accordance with the Securities Act and the Securities Act Regulations and shall conform in all material respects to the requirements of the Securities Act and the Securities Act Regulations, and neither the Registration Statement, the Pricing Disclosure Package, the Prospectus nor any Issuer Free Writing Prospectus nor any amendment or supplement thereto shall contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading.

4.6      No Material Misstatement or Omission. The Underwriters shall not have discovered and disclosed to the Company or MBC on or prior to the Closing Date and any Option Closing Date that the Registration Statement or any amendment or supplement thereto contains an untrue statement of a fact which, in the opinion of counsel for the Underwriters, is material or omits to state any fact which, in the opinion of such counsel, is material and is required to be stated therein or is necessary to make the statements therein not misleading, or that the Registration Statement, Pricing Disclosure Package, any Issuer Free Writing Prospectus or the Prospectus or any amendment or supplement thereto contains an untrue statement of fact which, in the opinion of such counsel, is material or omits to state any fact which, in the opinion of such counsel, is material and is necessary in order to make the statements, in the light of the circumstances under which they were made, not misleading.

4.7      Corporate Proceedings. All corporate proceedings and other legal matters incident to the authorization, form and validity of each of this Agreement, Notes, the Registration Statement, the Pricing Disclosure Package, each Issuer Free Writing Prospectus, if any, and the Prospectus and all other legal matters relating to this Agreement, the Indenture, the Intercreditor Agreement, the Guaranty and the Transfer Agreements and the transactions contemplated hereby and thereby shall be reasonably satisfactory in all material respects to Representative Counsel and the Company shall have furnished to such counsel all documents and information that they may reasonably request to enable them to pass upon such matters.

4.8      Delivery of Agreements.

4.8.1      Effective Date Deliveries. On or before the Effective Date, the Company shall have delivered to the Representative executed copies of the Lock-Up Agreements from each of the persons listed in Schedule 3 hereto.

4.8.2      Closing Date Deliveries by the Company. On the Closing Date, the Company shall have delivered to the Representative executed copies of the Indenture and Intercreditor Agreement.

4.8.3      Closing Date Deliveries of MBC. On the Closing Date, MBC shall have delivered to the Representative executed copies of the Guaranty and the Webster Amendment.

4.9      Transfer of Mortgage Loans. On the Closing Date and at each Option Closing Date, MBC shall have transferred to the Company Mortgage Loans with a principal balance at least equal to 120% of the aggregate amount of Notes issued and sold on the Closing Date or at such Option Closing Date, as applicable, and executed and delivered an agreement transferring such loans (each such agreement is referred to as a “Transfer Agreement”)

4.10    Additional Documents. At the Closing Date and at each Option Closing Date (if any), Representative Counsel shall have been furnished with such documents and opinions as they may require for the purpose of enabling Representative Counsel to deliver an opinion to the Underwriters, or in order to evidence the accuracy of any of the representations or warranties, or the fulfillment of any of the conditions, herein contained; and all proceedings taken by the Company in connection with the issuance and sale of the Notes as herein contemplated shall be satisfactory in form and substance to the Representative and Representative Counsel.

4.11    Appointments under the Indenture. The Company shall have appointed the Trustee to act as trustee, paying agent and registrar under the Indenture and the Collateral Agent to act as collateral agent under the Indentures.

5.     Indemnification.

5.1      Indemnification by the Company and MBC. The Company and MBC shall, jointly and severally, indemnify and hold harmless each Underwriter, its affiliates and each of its and their respective directors, officers, members, employees, representatives and agents and each person, if any, who controls any Underwriter within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act (collectively the “Underwriter Indemnified Parties,” and each a “Underwriter Indemnified Party”) against any loss, claim, damage, expense or liability whatsoever (or any action, investigation or proceeding in respect thereof), to which such Underwriter Indemnified Party may become subject, under the Securities Act or otherwise, insofar as such loss, claim, damage, expense, liability, action, investigation or proceeding arises out of or is based upon (A) any untrue statement or alleged untrue statement of a material fact contained in any Preliminary Prospectus, the Pricing Disclosure Package, any Issuer Free Writing Prospectus, any “issuer information” filed or required to be filed pursuant to Rule 433(d) of the Securities Act Regulations, any Registration Statement or the Prospectus, or in any amendment or supplement thereto or document incorporated by reference therein, (B) the omission or alleged omission to state in any Preliminary Prospectus, the Pricing Disclosure Package, any Issuer Free Writing Prospectus, any “issuer information” filed or required to be filed pursuant to Rule 433(d) of the Securities Act Regulations, any Registration Statement or the Prospectus, or in any amendment or supplement thereto or document incorporated by reference therein, a material fact required to be stated therein or necessary to make the statements therein not misleading or (C) any breach of the representations and warranties of the Company or MBC contained herein or any certificate delivered pursuant to this Agreement or failure of the Company or MBC to perform its obligations hereunder or pursuant to any law, any act or failure to act, or any alleged act or failure to act, by the Underwriters in connection with, or relating in any manner to, this Agreement, the Notes or the Offering, and which is included as part of or referred to in any loss, claim, damage, expense, liability, action, investigation or proceeding arising out of or based upon matters covered by subclause (A), (B) or (C) above of this Section 5.1 (provided that neither the Company nor MBC shall be liable in the case of any matter covered by this subclause (C) to the extent that it is determined in a final judgment by a court of competent jurisdiction that such loss, claim, damage, expense or liability resulted directly from any such act or failure to act undertaken or omitted to be taken by such Underwriter through its gross negligence or willful misconduct), and shall reimburse the Underwriter Indemnified Party promptly upon demand for any legal fees or other expenses reasonably incurred by that Underwriter Indemnified Party in connection with investigating, or preparing to defend, or defending against, or appearing as a third party witness in respect of, or otherwise incurred in connection with, any such loss, claim, damage, expense, liability, action, investigation or proceeding, as such fees and expenses are incurred; provided, however, that neither the Company nor MBC shall be liable in any such case to the extent that any such loss, claim, damage, expense or liability arises out of or is based upon an untrue statement in, or omission from any Preliminary Prospectus, the Pricing Disclosure Package, any Registration Statement or the Prospectus, or any such amendment or supplement thereto, or any Issuer Free Writing Prospectus made in reliance upon and in conformity with written information furnished to the Company or MBC through the Representative by or on behalf of any Underwriter specifically for use therein, which information the parties hereto agree is limited to the Underwriters’ Information. This indemnity agreement is not exclusive and will be in addition to any liability, which the Company or MBC might otherwise have and shall not limit any rights or remedies which may otherwise be available at law or in equity to each Underwriter Indemnified Party.

5.2      Indemnification by the Underwriter. Each Underwriter, severally and not jointly, shall indemnify and hold harmless the Company, MBC, the Company’s and MBC’s directors, its officers who signed the Registration Statement and each person, if any, who controls the Company or MBC within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act (collectively the “Company Indemnified Parties” and each a “Company Indemnified Party”) against any loss, claim, damage, expense or liability whatsoever (or any action, investigation or proceeding in respect thereof), to which such Company Indemnified Party may become subject, under the Securities Act or otherwise, insofar as such loss, claim, damage, expense, liability, action, investigation or proceeding arises out of or is based upon (i) any untrue statement of a material fact contained in any Preliminary Prospectus, any Issuer Free Writing Prospectus, any “issuer information” filed or required to be filed pursuant to Rule 433(d) of the Securities Act Regulations, any Registration Statement or the Prospectus, or in any amendment or supplement thereto, or (ii) the omission to state in any Preliminary Prospectus, any Issuer Free Writing Prospectus, any “issuer information” filed or required to be filed pursuant to Rule 433(d) of the Securities Act Regulations, any Registration Statement or the Prospectus, or in any amendment or supplement thereto, a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, but in each case only to the extent that the untrue statement or omission was made in reliance upon and in conformity with written information furnished to the Company or MBC through the Representative by or on behalf of any Underwriter specifically for use therein, which information the parties hereto agree is limited to the Underwriters’ Information and shall reimburse the Company Indemnified Parties for any legal or other expenses reasonably incurred by any Company Indemnified Party in connection with investigating or preparing to defend or defending against or appearing as third party witness in connection with any such loss, claim, damage, liability, action, investigation or proceeding, as such fees and expenses are incurred. Notwithstanding the provisions of this Section 5.2, in no event shall any indemnity by an Underwriter under this Section 5.2 exceed the total discount and commission received by such Underwriter in connection with the Offering.

5.3      Procedure. Promptly after receipt by an indemnified party under this Section 5 of notice of the commencement of any action, the indemnified party shall, if a claim in respect thereof is to be made against an indemnifying party under this Section 5, notify such indemnifying party in writing of the commencement of that action; provided, however, that the failure to notify the indemnifying party shall not relieve it from any liability which it may have under this Section 5 except to the extent it has been materially adversely prejudiced by such failure; and, provided, further, that the failure to notify an indemnifying party shall not relieve it from any liability which it may have to an indemnified party otherwise than under this Section 5. If any such action shall be brought against an indemnified party, and it shall notify the indemnifying party thereof, the indemnifying party shall be entitled to participate therein and, to the extent that it wishes, jointly with any other similarly notified indemnifying party, to assume the defense of such action with counsel reasonably satisfactory to the indemnified party (which counsel shall not, except with the written consent of the indemnified party, be counsel to the indemnifying party). After notice from the indemnifying party to the indemnified party of its election to assume the defense of such action, except as provided herein, the indemnifying party shall not be liable to the indemnified party under Section 5 for any legal or other expenses subsequently incurred by the indemnified party in connection with the defense of such action other than reasonable costs of investigation; provided, however, that any indemnified party shall have the right to employ separate counsel in any such action and to participate in the defense of such action but the fees and expenses of such counsel (other than reasonable costs of investigation) shall be at the expense of such indemnified party unless (i) the employment thereof has been specifically authorized in writing by MBC in the case of a claim for indemnification under 5.1 or the Representative in the case of a claim for indemnification under Section 5.2, (ii) such indemnified party shall have been advised by its counsel that there may be one or more legal defenses available to it which are different from or additional to those available to the indemnifying party, or (iii) the indemnifying party has failed to assume the defense of such action and employ counsel reasonably satisfactory to the indemnified party within a reasonable period of time after notice of the commencement of the action or the indemnifying party does not diligently defend the action after assumption of the defense, in which case, if such indemnified party notifies the indemnifying party in writing that it elects to employ separate counsel at the expense of the indemnifying party, the indemnifying party shall not have the right to assume the defense of (or, in the case of a failure to diligently defend the action after assumption of the defense, to continue to defend) such action on behalf of such indemnified party and the indemnifying party shall be responsible for legal or other expenses subsequently incurred by such indemnified party in connection with the defense of such action; provided, however, that the indemnifying party shall not, in connection with any one such action or separate but substantially similar or related actions in the same jurisdiction arising out of the same general allegations or circumstances, be liable for the reasonable fees and expenses of more than one separate firm of attorneys at any time any such indemnified party (in addition to any local counsel), which firm shall be designated in writing by the Representative if the indemnified party under this Section 5 is an Underwriter Indemnified Party or by MBC if an indemnified party under this Section 5 is a Company Indemnified Party. Subject to this Section 5.3, the amount payable by an indemnifying party under Section 5 shall include, but not be limited to, (x) reasonable legal fees and expenses of counsel to the indemnified party and any other expenses in investigating, or preparing to defend or defending against, or appearing as a third party witness in respect of, or otherwise incurred in connection with, any action, investigation, proceeding or claim, and (y) all amounts paid in settlement of any of the foregoing. No indemnifying party shall, without the prior written consent of the indemnified parties, settle or compromise or consent to the entry of judgment with respect to any pending or threatened action or any claim whatsoever, in respect of which indemnification or contribution could be sought under this Section 5 (whether or not the indemnified parties are actual or potential parties thereto), unless such settlement, compromise or consent (i) includes an unconditional release of each indemnified party in form and substance reasonably satisfactory to such indemnified party from all liability arising out of such action or claim and (ii) does not include a statement as to or an admission of fault, culpability or a failure to act by or on behalf of any indemnified party. Subject to the provisions of the following sentence, no indemnifying party shall be liable for settlement of any pending or threatened action or any claim whatsoever that is effected without its written consent (which consent shall not be unreasonably withheld or delayed), but if settled with its written consent, if its consent has been unreasonably withheld or delayed or if there be a judgment for the plaintiff in any such matter, the indemnifying party agrees to indemnify and hold harmless any indemnified party from and against any loss or liability by reason of such settlement or judgment. In addition, if at any time an indemnified party shall have requested that an indemnifying party reimburse the indemnified party for fees and expenses of counsel, such indemnifying party agrees that it shall be liable for any settlement of the nature contemplated herein effected without its written consent if (i) such settlement is entered into more than forty-five (45) days after receipt by such indemnifying party of the request for reimbursement, (ii) such indemnifying party shall have received notice of the terms of such settlement at least thirty (30) days prior to such settlement being entered into and (iii) such indemnifying party shall not have reimbursed such indemnified party in accordance with such request prior to the date of such settlement.

5.4      Contribution. If the indemnification provided for in this Section 5 is unavailable or insufficient to hold harmless an indemnified party under Section 5.1 or Section 5.2, then each indemnifying party shall, in lieu of indemnifying such indemnified party, contribute to the amount paid, payable or otherwise incurred by such indemnified party as a result of such loss, claim, damage, expense or liability (or any action, investigation or proceeding in respect thereof), as incurred, (i) in such proportion as shall be appropriate to reflect the relative benefits received by the Company and MBC on the one hand and the Underwriters on the other hand from the Offering, or (ii) if the allocation provided by clause (i) of this Section 5.4 is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) of this Section 5.4 but also the relative fault of the Company and MBC on the one hand and the Underwriters on the other with respect to the statements, omissions, acts or failures to act which resulted in such loss, claim, damage, expense or liability (or any action, investigation or proceeding in respect thereof) as well as any other relevant equitable considerations. The relative benefits received by the Company and MBC on the one hand and the Underwriters on the other with respect to the Offering shall be deemed to be in the same proportion as the total proceeds from the Offering purchased under this Agreement (before deducting expenses) received by the Company and MBC bear to the total underwriting discount and commissions received by the Underwriters in connection with the Offering, in each case as set forth in the table on the cover page of the Prospectus. The relative fault of the Company and MBC on the one hand and the Underwriters on the other shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company and MBC on the one hand or the Underwriters on the other, the intent of the parties and their relative knowledge, access to information and opportunity to correct or prevent such untrue statement, omission, act or failure to act; provided that the parties hereto agree that the written information furnished to the Company and MBC through the Representative by or on behalf of any Underwriter for use in any Preliminary Prospectus, any Registration Statement or the Prospectus, or in any amendment or supplement thereto, consists solely of the Underwriters’ Information. The Company, MBC and the Underwriters agree that it would not be just and equitable if contributions pursuant to this Section 5.4 be determined by pro rata allocation or by any other method of allocation that does not take into account the equitable considerations referred to herein. The amount paid or payable by an indemnified party as a result of the loss, claim, damage, expense, liability, action, investigation or proceeding referred to above in this Section 5.4 shall be deemed to include, for purposes of this Section 5.4, any legal or other expenses reasonably incurred by such indemnified party in connection with investigating, preparing to defend or defending against or appearing as a third party witness in respect of, or otherwise incurred in connection with, any such loss, claim, damage, expense, liability, action, investigation or proceeding. Notwithstanding the provisions of this Section 5.4, no Underwriter shall be required to contribute any amount in excess of the total discount and commission received by such Underwriter in connection with the Offering less the amount of any damages which such Underwriter has otherwise paid or become liable to pay by reason of any untrue or alleged untrue statement, omission or alleged omission, act or alleged act or failure to act or alleged failure to act. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. The Underwriters’ obligation to contribute as provided in this Section 5.4 are several and in proportion to their respective underwriting obligation, and not joint.

6.     Default by an Underwriter.

6.1      Default Not Exceeding 10% of Firm Notes or Additional Notes. If any Underwriter or Underwriters shall default in its or their obligations to purchase the Firm Notes or the Additional Notes, if the Over-allotment Option is exercised hereunder, and if the principal amount of the Firm Notes or Additional Notes with respect to which such default relates does not exceed in the aggregate 10% of principal amount of the number of Firm Notes or Additional Notes that all Underwriters have agreed to purchase hereunder, then such Firm Notes or Additional Notes to which the default relates shall be purchased by the non-defaulting Underwriters in proportion to their respective commitments hereunder.

6.2       Default Exceeding 10% of Firm Notes or Additional Notes. In the event that the default addressed in Section 6.1 relates to more than 10% of the principal amount of the Firm Notes or Additional Notes, you may in your discretion arrange for yourself or for another party or parties to purchase such Firm Notes or Additional Notes to which such default relates on the terms contained herein. If, within one (1) Business Day after such default relating to more than 10% of the principal amount of the Firm Notes or Additional Notes, you do not arrange for the purchase of such Firm Notes or Additional Notes, then the Company shall be entitled to a further period of one (1) Business Day within which to procure another party or parties satisfactory to you to purchase said Firm Notes or Additional Notes on such terms. In the event that neither you nor the Company arrange for the purchase of the Firm Notes or Additional Notes to which a default relates as provided in this Section 6.2, this Agreement will automatically be terminated by you or the Company without any liability on the part of the Company and MBC (except as provided in Sections 5 and 8.3 hereof) or the several Underwriters (except as provided in Section 5 hereof); provided, however, that if such default occurs with respect to the Additional Notes, this Agreement will not terminate as to the Firm Notes; and provided, further, that nothing herein shall relieve a defaulting Underwriter of its liability, if any, to the other Underwriters and to the Company and MBC for damages occasioned by its default hereunder.

6.3      Postponement of Closing Date. In the event that the Firm Notes or Additional Notes to which the default relates are to be purchased by the non-defaulting Underwriters, or are to be purchased by another party or parties as aforesaid, you or the Company shall have the right to postpone the Closing Date or Option Closing Date for a reasonable period, but not in any event exceeding five (5) Business Days, in order to effect whatever changes may thereby be made necessary in the Registration Statement, the Pricing Disclosure Package or the Prospectus or in any other documents and arrangements, and each of the Company and MBC agrees to file promptly any amendment to the Registration Statement, the Pricing Disclosure Package or the Prospectus that in the reasonable opinion of counsel for the Underwriter may thereby be made necessary. The term “Underwriter” as used in this Agreement shall include any party substituted under this Section 6 with like effect as if it had originally been a party to this Agreement with respect to such Notes.

7.     Additional Covenants.

7.1      Board Composition and Board Designations. MBC shall ensure that: (i) the qualifications of the persons serving as members of its respective Board of Directors and the overall composition of its respective Board comply with the Sarbanes-Oxley Act, the Exchange Act and the listing rules of The Nasdaq Stock Market, Inc. or any other national securities exchange, as the case may be, in the event MBC seeks to have any of its securities listed on another exchange or quoted on an automated quotation system, and (ii) if applicable, at least one member of the Audit Committee of its respective Board of Directors qualifies as an “audit committee financial expert,” as such term is defined under Regulation S-K and the listing rules of The Nasdaq Stock Market, Inc.

7.2      Prohibition on Press Releases and Public Announcements. Neither the Company nor MBC shall issue press releases or engage in any other publicity, without the Representative’s prior written consent, for a period ending at 5:00 p.m., Eastern time, on the first (lst) Business Day following the fortieth (40th) day after the Closing Date, other than normal and customary releases issued in the ordinary course of MBC’s business.

7.3      Right of First Refusal. Provided that the Notes are sold in accordance with the terms of this Agreement, the Representative shall have an irrevocable right of first refusal (the “Right of First Refusal”), for a period of six (6) months after the Effective Date, to act as sole investment banker, sole book-runner and sole placement agent for each and every public equity and debt offering, including all equity linked financings, for the Company, MBC and any other successors and subsidiaries on terms customary to the Representative (each, a “Subject Transaction”). The Company and MBC shall notify the Representative of its intention to pursue a Subject Transaction, including the material terms thereof, by providing written notice thereof by registered mail or overnight courier service addressed to the Representative.  The Representative shall have the sole right to determine whether or not any other broker dealer shall have the right to participate in any such Subject Transaction and the economic terms of such participation. If the Representative fails to exercise its Right of First Refusal with respect to any Subject Transaction within ten (10) Business Days after the mailing of such written notice, then the Representative shall have no further claim or right with respect to the Subject Transaction. The Representative may elect, in its sole and absolute discretion, not to exercise its Right of First Refusal with respect to any Subject Transaction; provided that any such election by the Representative shall not adversely affect the Representative’s Right of First Refusal with respect to any other Subject Transaction.   The terms and conditions of any such engagements shall be set forth in separate agreements and may be subject to, among other things, satisfactory completion of due diligence by the Representative, market conditions, the absence of a material adverse change to the Company’s business, financial condition and prospects, approval of the Representative’s internal committee and any other conditions that the Representative may deem appropriate for transactions of such nature.

8.     Effectiveness of this Agreement and Termination Thereof.

8.1      Effectiveness of the Agreement. This Agreement shall become effective when each of the Company, MBC and the Representative have executed the same and delivered counterparts of such signatures to the other party.

8.2      Termination. The Representative shall have the right to terminate this Agreement at any time prior to any Closing Date, (i) if any domestic or international event or act or occurrence has materially disrupted, or in your opinion will in the immediate future materially disrupt, general securities markets in the United States; or (ii) if trading on the New York Stock Exchange or The NASDAQ Stock Market LLC shall have been suspended or materially limited, or minimum or maximum prices for trading shall have been fixed, or maximum ranges for prices for securities shall have been required by FINRA or by order of the Commission or any other government authority having jurisdiction; or (iii) if the United States shall have become involved in a new war or an increase in major hostilities; or (iv) if a banking moratorium has been declared by a New York State or federal authority; or (v) if a moratorium on foreign exchange trading has been declared which materially adversely impacts the United States securities markets; or (vi) if the Company or MBC shall have sustained a material loss by fire, flood, accident, hurricane, earthquake, theft, sabotage or other calamity or malicious act which, whether or not such loss shall have been insured, will, in your opinion, make it inadvisable to proceed with the delivery of the Firm Notes or Additional Notes; or (vii) if the Company or MBC is in breach of any of its representations, warranties or covenants hereunder; or (viii) if the Representative shall have become aware after the date hereof of such a material adverse change in the conditions or prospects of the Company or MBC, or such adverse material change in general market conditions as in the Representative’s judgment would make it impracticable to proceed with the offering, sale and/or delivery of the Notes or to enforce contracts made by the Underwriters for the sale of the Notes.

8.3      Expenses. Notwithstanding anything to the contrary in this Agreement, except in the case of a default by the Underwriters, pursuant to Section 6.2 above, in the event that this Agreement shall not be carried out for any reason whatsoever, within the time specified herein or any extensions thereof pursuant to the terms herein, the Company and MBC shall be obligated to pay to the Underwriters their actual and accountable out-of-pocket expenses related to the transactions contemplated herein then due and payable (including the fees and disbursements of Representative Counsel) up to $150,000 and upon demand the Company and MBC shall pay the full amount thereof to the Representative on behalf of the Underwriters; provided, however, that such expense cap in no way limits or impairs the indemnification and contribution provisions of this Agreement. Notwithstanding the foregoing, any advance received by the Representative will be reimbursed to the Company or MBC, as applicable, to the extent not actually incurred in compliance with FINRA Rule 5110(f)(2)(C).

8.4      Survival of Indemnification. Notwithstanding any contrary provision contained in this Agreement, any election hereunder or any termination of this Agreement, and whether or not this Agreement is otherwise carried out, the provisions of Section 5 shall remain in full force and effect and shall not be in any way affected by, such election or termination or failure to carry out the terms of this Agreement or any part hereof.

8.5      Representations, Warranties, Agreements to Survive. All representations, warranties and agreements contained in this Agreement or in certificates of officers of the Company and MBC submitted pursuant hereto, shall remain operative and in full force and effect regardless of (i) any investigation made by or on behalf of any Underwriter or its Affiliates or selling agents, any person controlling any Underwriter, its officers or directors or any person controlling the Company or MBC or (ii) delivery of and payment for the Notes.

9.     Miscellaneous.

9.1      Notices. All communications hereunder, except as herein otherwise specifically provided, shall be in writing and shall be mailed (registered or certified mail, return receipt requested), personally delivered or sent by facsimile transmission or electronic mail and confirmed and shall be deemed given when so delivered or faxed or emailed and confirmed or if mailed, two (2) days after such mailing.

If to the Representative:

Aegis Capital Corp.

810 Seventh Avenue, 18th Floor

New York, New York 10019

Attn: Mr. David Bocchi, Managing Director of Investment Banking

Fax No.: (212) 813-1047

Email:

with a copy (which shall not constitute notice) to:

Blank Rome LLP

405 Lexington Avenue

New York, New York 10174

Attn: Brad L. Shiffman, Esq.

Fax No.:  (917) 332-3725

Email: bshiffman@blankrome.com

If to the Company:

MBC Funding II Corp.

60 Cutter Mill Road

Great Neck, New York 11021

Attn: Assaf Ran, Chief Executive Officer

Fax No.: (516) 444-3404

Email: assaf@dagmedia.com

If to MBC:

Manhattan Bridge Capital, Inc.

60 Cutter Mill Road

Great Neck, New York 11021

Attn: Assaf Ran, Chief Executive Officer

Fax No.: (516) 444-3404

Email: assaf@dagmedia.com

with a copy (which shall not constitute notice) to:

Morse, Zelnick, Rose & Lander, LLP

825 Third Avenue

New York, New York 10022

Attention: Stephen A. Zelnick, Esq.

Fax No.: (212) 208-6809

Email: szelnick@mzrl.com

9.2      Headings. The headings contained herein are for the sole purpose of convenience of reference, and shall not in any way limit or affect the meaning or interpretation of any of the terms or provisions of this Agreement.

9.3      Absence of Fiduciary Relationship. Each of the Company and MBC acknowledges and agrees that:

(i)          each Underwriter’s responsibility to the Company and MBC is solely contractual in nature, each Underwriter has been retained solely to act as an underwriter in connection with the Offering and no fiduciary, advisory or agency relationship between the Company and MBC, on the one hand, and the Underwriters, on the other hand, has been created in respect of any of the transactions contemplated by this Agreement, irrespective of whether either the Representative has advised or is advising the Company or MBC on other matters;

(ii)         the price, interest rate and other terms of the Notes as set forth in this Agreement was established by the Company and MBC following discussions and arms-length negotiations with the Representative, and each of the Company and MBC is capable of evaluating and understanding, and understands and accepts, the terms, risks and conditions of the transactions contemplated by this Agreement; and

(iii)        it has been advised that the Representative and its affiliates are engaged in a broad range of transactions which may involve interests that differ from those of the Company and MBC and that the Underwriters have no obligation to disclose such interests and transactions to the Company and MBC by virtue of any fiduciary, advisory or agency relationship.

9.4      Research Analyst Independence. Each of the Company and MBC acknowledges that each Underwriter’s research analysts and research departments are required to be independent from its investment banking division and are subject to certain regulations and internal policies, and that such Underwriter’s research analysts may hold views and make statements or investment recommendations and/or publish research reports with respect to the Company or MBC and/or the offering that differ from the views of their investment banking division. Each of the Company and MBC acknowledges that each Underwriter is a full service securities firm and as such from time to time, subject to applicable securities laws, rules and regulations, may effect transactions for its own account or the account of its customers and hold long or short positions in debt or equity securities of the Company or MBC; provided, however, that nothing in this Section 9.4 shall relieve the Underwriter of any responsibility or liability it may otherwise bear in connection with activities in violation of applicable securities laws, rules or regulations.

9.5      Amendment. This Agreement may only be amended by a written instrument executed by each of the parties hereto.

9.6      Entire Agreement. This Agreement (together with the other agreements and documents being delivered pursuant to or in connection with this Agreement) constitutes the entire agreement of the parties hereto with respect to the subject matter hereof and thereof, and supersedes all prior agreements and understandings of the parties, oral and written, with respect to the subject matter hereof.

9.7      Binding Effect. This Agreement shall inure solely to the benefit of and shall be binding upon the Representative, the Underwriters, the Company, MBC and the controlling persons, directors and officers referred to in Section 5 hereof, and their respective successors, legal representatives, heirs and assigns, and no other person shall have or be construed to have any legal or equitable right, remedy or claim under or in respect of or by virtue of this Agreement or any provisions herein contained. The term “successors and assigns” shall not include a purchaser, in its capacity as such, of securities from any of the Underwriters.

9.8      Governing Law; Consent to Jurisdiction; Trial by Jury. This Agreement shall be governed by and construed and enforced in accordance with the laws of the State of New York, without giving effect to conflict of laws principles thereof. Each of the Company and MBC hereby agrees that any action, proceeding or claim against it arising out of, or relating in any way to this Agreement shall be brought and enforced in the New York Supreme Court, County of New York, or in the United States District Court for the Southern District of New York, and irrevocably submits to such jurisdiction, which jurisdiction shall be exclusive. Each of the Company and MBC hereby waives any objection to such exclusive jurisdiction and that such courts represent an inconvenient forum. Any such process or summons to be served upon the Company or MBC may be served by transmitting a copy thereof by registered or certified mail, return receipt requested, postage prepaid, addressed to it at the address set forth in Section 9.1 hereof. Such mailing shall be deemed personal service and shall be legal and binding upon the Company or MBC, as applicable, in any action, proceeding or claim. Each of the Company, MBC and the Underwriters agrees that the prevailing party(ies) in any such action shall be entitled to recover from the other party(ies) all of its reasonable attorneys’ fees and expenses relating to such action or proceeding and/or incurred in connection with the preparation therefor. Each of the Company and MBC (on its behalf and, to the extent permitted by applicable law, on behalf of its shareholders and affiliates) and each of the Underwriters hereby irrevocably waives, to the fullest extent permitted by applicable law, any and all right to trial by jury in any legal proceeding arising out of or relating to this Agreement or the transactions contemplated hereby.

9.9      Execution in Counterparts. This Agreement may be executed in one or more counterparts, and by the different parties hereto in separate counterparts, each of which shall be deemed to be an original, but all of which taken together shall constitute one and the same agreement, and shall become effective when one or more counterparts has been signed by each of the parties hereto and delivered to each of the other parties hereto. Delivery of a signed counterpart of this Agreement by facsimile or email/pdf transmission shall constitute valid and sufficient delivery thereof.

9.10     Waiver, etc. The failure of any of the parties hereto to at any time enforce any of the provisions of this Agreement shall not be deemed or construed to be a waiver of any such provision, nor to in any way effect the validity of this Agreement or any provision hereof or the right of any of the parties hereto to thereafter enforce each and every provision of this Agreement. No waiver of any breach, non-compliance or non-fulfillment of any of the provisions of this Agreement shall be effective unless set forth in a written instrument executed by the party or parties against whom or which enforcement of such waiver is sought; and no waiver of any such breach, non-compliance or non-fulfillment shall be construed or deemed to be a waiver of any other or subsequent breach, non-compliance or non-fulfillment.

[Signature Page Follows]

If the foregoing correctly sets forth the understanding between the Underwriters and the Company, please so indicate in the space provided below for that purpose, whereupon this letter shall constitute a binding agreement between us.

Very truly yours,

MBC FUNDING II CORP.

By:
Name:
Title:

MANHATTAN BRIDGE CAPITAL, INC.

By:
Name:
Title:

Confirmed as of the date first written
above, on behalf of itself and as
Representative of the several Underwriters
named on Schedule 1 hereto:

AEGIS CAPITAL CORP.

By:
Name:
Title:

SCHEDULE 1

Underwriter	Total Principal Amount of Firm Notes to be Purchased	Principal Amount of Additional Notes to be Purchased if Over- Allotment Option is Fully Exercised
Aegis Capital Corp

S-1

SCHEDULE 2-A

Pricing Information

Principal Amount of Firm Notes

Principal Amount of Additional Notes:

Public Offering Price per $25.00 Principal Amount Note

Underwriting Discount per $25.00 Principal Amount Note

Underwriting Non-accountable expense allowance per $25.00 Principal Amount Note:

Proceeds to Company per $25.00 Principal Amount Note

S-2A

SCHEDULE 2-B

Issuer General Use Free Writing Prospectuses

[   ], 2016

S-2B

Schedule 3

•	Assaf Ran
•	Vanessa Kao
•	Michael Jackson
•	Eran Goldshmit
•	Mark Alhadeff
•	Lyron Bentovim

S-3

EXHIBIT A

Form of Lock-Up Agreement

Aegis Capital Corp.

810 Seventh Avenue, 18th Floor

New York, New York 10019

Ladies and Gentlemen:

The undersigned understands that Aegis Capital Corp. (the “Representative”) proposes to enter into an Underwriting Agreement (the “Underwriting Agreement ”) with Manhattan Bridge Capital, Inc., a New York corporation (“MBC”) and MBC Funding II Corp, a wholly owned subsidiary of MBC, providing for the public offering (the “Public Offering”) of Senior Secured Notes of the Company.

To induce the Representative to continue its efforts in connection with the Public Offering, the undersigned hereby agrees that, without the prior written consent of the Representative, the undersigned will not, during the period commencing on the effective date of the registration statement (the “Registration Statement”) relating to the Public Offering and ending three (3) months after such date (the “Lock-Up Period”), (1) offer, pledge, sell, contract to sell, grant, lend, or otherwise transfer or dispose of, directly or indirectly, any Shares or any securities convertible into or exercisable or exchangeable for Common Shares, par value $0.001 per share, of MBC (the “Shares”), whether now owned or hereafter acquired by the undersigned or with respect to which the undersigned has or hereafter acquires the power of disposition (collectively, the “Lock-Up Securities”); (2) enter into any swap or other arrangement that transfers to another, in whole or in part, any of the economic consequences of ownership of the Lock-Up Securities, whether any such transaction described in clause (1) or (2) above is to be settled by delivery of Lock-Up Securities, in cash or otherwise; (3) make any demand for or exercise any right with respect to the registration of any Lock-Up Securities; or (4) publicly disclose the intention to make any offer, sale, pledge or disposition, or to enter into any transaction, swap, hedge or other arrangement relating to any Lock-Up Securities. Notwithstanding the foregoing, and subject to the conditions below, the undersigned may transfer Lock-Up Securities without the prior written consent of the Representative in connection with (a) transactions relating to Lock-Up Securities acquired in open market transactions after the completion of the Public Offering; provided that no filing under Section 16(a) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), shall be required or shall be voluntarily made in connection with subsequent sales of Lock-Up Securities acquired in such open market transactions; (b) transfers of Lock-Up Securities as a bona fide gift, by will or intestacy or to a family member or trust for the benefit of a family member (for purposes of this lock-up agreement, “family member” means any relationship by blood, marriage or adoption, not more remote than first cousin); (c) transfers of Lock-Up Securities to a charity or educational institution; or (d) if the undersigned, directly or indirectly, controls a corporation, partnership, limited liability company or other business entity, any transfers of Lock-Up Securities to any shareholder, partner or member of, or owner of similar equity interests in, the undersigned, as the case may be; provided that in the case of any transfer pursuant to the foregoing clauses (b), (c) or (d), (i) any such transfer shall not involve a disposition for value, (ii) each transferee shall sign and deliver to the Representative a lock-up agreement substantially in the form of this lock-up agreement and (iii) no filing under Section 16(a) of the Exchange Act shall be required or shall be voluntarily made. The undersigned also agrees and consents to the entry of stop transfer instructions with MBC’s transfer agent and registrar against the transfer of the undersigned’s Lock-Up Securities except in compliance with this lock-up agreement.

If (i) during the last 17 days of the Lock-Up Period, MBC or the Company issues an earnings release or material news or a material event relating to the Company occurs, or (ii) prior to the expiration of the Lock-Up Period, MBC or the Company announces that it will release earnings results or becomes aware that material news or a material event will occur during the 16-day period beginning on the last day of the Lock-Up Period, the restrictions imposed by this lock-up agreement shall continue to apply until the expiration of the 18-day period beginning on the issuance of the earnings release or the occurrence of such material news or material event, as applicable, unless the Representative waives, in writing, such extension.

Exhibit A

The undersigned agrees that, prior to engaging in any transaction or taking any other action that is subject to the terms of this lock-up agreement during the period from the date hereof to and including the 34th day following the expiration of the initial Lock-Up Period, the undersigned will give notice thereof to the Company and will not consummate any such transaction or take any such action unless it has received written confirmation from MBC that the Lock-Up Period (as may have been extended pursuant to the previous paragraph) has expired.

If the undersigned is an officer or director of MBC, (i) the Representative agrees that, at least three (3) business days before the effective date of any release or waiver of the foregoing restrictions in connection with a transfer of Lock-Up Securities, the Representative will notify MBC of the impending release or waiver; and (ii) MBC has agreed in the Underwriting Agreement to announce the impending release or waiver by press release through a major news service at least two (2) business days before the effective date of the release or waiver. Any release or waiver granted by the Representative hereunder to any such officer or director shall only be effective two (2) business days after the publication date of such press release. The provisions of this paragraph will not apply if (a) the release or waiver is effected solely to permit a transfer of Lock-Up Securities not for consideration and (b) the transferee has agreed in writing to be bound by the same terms described in this lock-up agreement to the extent and for the duration that such terms remain in effect at the time of such transfer.

No provision in this lock-up agreement shall be deemed to restrict or prohibit the exercise, exchange or conversion by the undersigned of any securities exercisable or exchangeable for or convertible into Shares, as applicable; provided that the undersigned does not transfer the Shares acquired on such exercise, exchange or conversion during the Lock-Up Period, unless otherwise permitted pursuant to the terms of this lock-up agreement. In addition, no provision herein shall be deemed to restrict or prohibit the entry into or modification of a so-called “10b5-1” plan at any time (other than the entry into or modification of such a plan in such a manner as to cause the sale of any Lock-Up Securities within the Lock-Up Period) or a sale of 100% of MBC’s outstanding Shares.

The undersigned understands that the Company, MBC and the Representative are relying upon this lock-up agreement in proceeding toward consummation of the Public Offering. The undersigned further understands that this lock-up agreement is irrevocable and shall be binding upon the undersigned’s heirs, legal representatives, successors and assigns.

The undersigned understands that, if the Underwriting Agreement is not executed by [ ], 2016, or if the Underwriting Agreement (other than the provisions thereof which survive termination) shall terminate or be terminated prior to payment for and delivery of the securities to be sold thereunder, then this lock-up agreement shall be void and of no further force or effect.

Exhibit A

Whether or not the Public Offering actually occurs depends on a number of factors, including market conditions. Any Public Offering will only be made pursuant to an Underwriting Agreement, the terms of which are subject to negotiation between the Company and the Representative.

Very truly yours,

(Name - Please Print)

(Signature)

(Name of Signatory, in the case of entities - Please Print)

(Title of Signatory, in the case of entities - Please Print)

Address:

Exhibit A

EXHIBIT B

Form of Press Release

Manhattan Bridge Capital, Inc.

[Date]

Manhattan Bridge Capital, Inc. (the “MBC”) announced today that Aegis Capital Corp., acting as representative for the underwriters in MBC Funding II Corp’s recent public offering of [ ] % Senior Secured Notes due [ ], 2026, is [waiving] [releasing] a lock-up restriction with respect to _________  of MBC’s common shares held by [certain officers or directors] [an officer or director] of MBC.   The [waiver] [release] will take effect on _________, 20___, and the shares may be sold on or after such date.

This press release is not an offer or sale of the securities in the United States or in any other jurisdiction where such offer or sale is prohibited, and such securities may not be offered or sold in the United States absent registration or an exemption from registration under the Securities Act of 1933, as amended.

Exhibit B